UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Prosperity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 21, 2020

Shareholders of Prosperity Bancshares, Inc.:

The 2020 Annual Meeting of Shareholders (the “Meeting”) of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 21, 2020, beginning at 10:00 a.m. (local time), for the following purposes:

1.	To elect
•	four directors of Class I to serve on the Board of Directors of the Company until the Company's 2023 annual meeting of shareholders,
•	one director of Class II to serve on the Board of Directors of the Company until the Company's 2021 annual meeting of shareholders, and
•	one director of Class III to serve on the Board of Directors of the Company until the Company's 2022 annual meeting of shareholders,

and each until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To consider and vote upon a proposal to approve the Prosperity Bancshares, Inc. 2020 Stock Incentive Plan;
3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020;
4.	To conduct an advisory (non-binding) vote regarding the compensation of the Company's named executive officers; and
5.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on March 2, 2020 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof.  A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

David Zalman

Senior Chairman of the Board

March 18, 2020

Houston, Texas

Your Vote is Important.

You are cordially invited and urged to attend the Meeting.  Whether or not you plan to attend the Meeting, please vote by completing, signing and dating the enclosed proxy card and promptly mailing it in the enclosed envelope or submit it via the Internet or by telephone pursuant to the instructions provided on the enclosed proxy card.  The proxy is revocable in the manner described in the proxy statement at any time before it is exercised at the Meeting.  If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card or submitted your vote via the Internet or by telephone.

i

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

PROXY STATEMENT

FOR

2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 21, 2020

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our company,” “the Company” or “Prosperity” refer to Prosperity Bancshares, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Prosperity Bank (a wholly-owned subsidiary of Prosperity Bancshares, Inc.). In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our voting securities, which consist of Prosperity Bancshares, Inc. common stock, par value $1.00 per share (“Common Stock”).

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2020 Annual Meeting of Shareholders of the Company to be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas, on Tuesday, April 21, 2020, beginning at 10:00 a.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2020 Annual Meeting of Shareholders.  This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about March 18, 2020.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.  You may access the following information at https://www.proxydocs.com/PB, which does not have “cookies” that identify visitors to the site:

•	Notice of 2020 Annual Meeting of Shareholders to be held on Tuesday, April 21, 2020;
•	Proxy Statement for 2020 Annual Meeting of Shareholders to be held on Tuesday, April 21, 2020;
•	Form of Proxy; and
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, shareholders will act upon the matters outlined in the Notice, including the following:

1.	to elect
•	four directors of Class I to serve on the Board of Directors of the Company until the Company's 2023 annual meeting of shareholders,
•	one director of Class II to serve on the Board of Directors of the Company until the Company's 2021 annual meeting of shareholders, and
•	one director of Class III to serve on the Board of Directors of the Company until the Company's 2022 annual meeting of shareholders,

and each until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	to consider and vote upon a proposal to approve the Prosperity Bancshares, Inc. 2020 Stock Incentive Plan (“2020 Plan”);
3.	to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020;
4.	to conduct an advisory (non-binding) vote regarding the compensation of the Company's named executive officers (“Say-On-Pay”); and
5.	to transact such other business as may properly come before the Meeting or any adjournment thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted, or submit your proxy or voting instructions via the Internet or by telephone pursuant to the instructions provided on the enclosed proxy card.

What is the record date and what does it mean?

The record date to determine the shareholders entitled to notice of and to vote at the Meeting is the close of business on March 2, 2020 (the “Record Date”). The Record Date is established by the Board as required by Texas law. On the Record Date, 94,743,519 shares of Common Stock were outstanding.

Who is entitled to vote at the Meeting?

Holders of Common Stock at the close of business on the Record Date may vote at the Meeting.

What are the voting rights of the shareholders?

Each holder of Common Stock is entitled to one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Meeting. The Company’s articles of incorporation prohibit cumulative voting.

The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business.  At any meeting of the Company’s shareholders, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the issued and outstanding Common Stock, present in person or represented by proxy and entitled to vote at the Meeting, may adjourn the Meeting from time to time without notice or other announcement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Investor Services, Inc., the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by Computershare at the Company’s request.  On the Record Date, the Company had 4,690 holders of record.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

How do I vote my shares?

If you are a record holder, you may vote your Common Stock:

•	in person at the Meeting;
•	by proxy;
•	by calling 1-800-652-VOTE (8683) using a touch-tone telephone and following the instructions for telephone voting as provided on the call; or
•	by going to the website www.investorvote.com/PB and following the instructions at that website.

To vote in person, you must attend the Meeting and obtain and submit a ballot. The ballot will be provided at the Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope or submit it by telephone or by using the Internet website above.

By completing and submitting a proxy, you will direct the designated persons (known as “proxies”) to vote your Common Stock at the Meeting in accordance with your instructions. The Board has appointed David Zalman and H.E. Timanus, Jr. to serve as the proxies for the Meeting.

Prosperity must receive your proxy card no later than the time the polls close for voting at the Meeting for your vote to be counted at the meeting. Please note that telephone and Internet voting will close at 11:59 p.m. Central Time, on April 20, 2020.

Voting your shares by proxy will enable your shares of Prosperity common stock to be represented and voted at the Meeting if you do not attend the Meeting and vote your shares in person.

If you complete all of the proxy card except for one or more of the voting instructions, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Meeting, but if any other matters properly come before the Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to the ratification of the appointment of Deloitte & Touche LLP (Item 3). Alternatively, if you want to vote your shares in person at the Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Meeting, you will not be able to vote your nominee-held shares in person at the Meeting.

What if my shares are held in the LegacyTexas Employee Stock Ownership Plan?

Each participant in the LegacyTexas Employee Stock Ownership Plan (“LegacyTexas ESOP”) is entitled to instruct the trustee of the plan on how to vote the shares of Common Stock allocated to his or her account under the plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the Meeting, or in the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the Common Stock that is allocated to his or her plan account, the trustee will vote the shares “FOR” each of the proposals set forth in this Proxy Statement. The trustee will vote the shares of Common Stock held in the LegacyTexas ESOP but not allocated to any participant’s account in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the plan with respect to each proposal.

If you hold shares through the LegacyTexas ESOP, telephone and Internet voting will close at 11:59 p.m. Central Time, on April 14, 2020.

Who counts the votes?

The Company will appoint one or more employees of the Company to serve as Inspector of Election for the Meeting. Computershare Investor Services, Inc. will independently tabulate affirmative votes, negative votes, and abstentions.

Can I vote my shares in person at the Meeting?

Yes. If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting.

If you hold your shares in “street name,” you may vote your shares at the Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares as discussed above.

Even if you currently plan to attend the Meeting, we recommend that you also submit a proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Meeting or are unable to attend.

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to each of the other proposals, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the approval of the 2020 Plan;

Item 3—FOR the ratification of the appointment of Deloitte & Touche LLP; and

Item 4—FOR the advisory, non-binding Say-On-Pay resolution.

What if I do not specify how I want my shares voted?

If you are a record holder who submits a proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the approval of the 2020 Plan;

Item 3—FOR the ratification of the appointment of Deloitte & Touche LLP; and

Item 4—FOR the advisory, non-binding Say-On-Pay resolution.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of Deloitte & Touche LLP (Item 3).

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time before it is voted at the Meeting by any of the following means:

•	attending the Meeting and voting your shares by ballot;
•	Please note that your attendance at the Meeting will not, by itself, revoke a proxy; you must also vote your shares by ballot at the Meeting.
•	completing and submitting to the Secretary of the Company a new valid proxy prior to the Meeting bearing a later date;
•

delivering written notice of revocation to the Company addressed to denise Urbanovsky, Secretary, at the Company’s address below, which notice must be received before 5:00 p.m., Houston Time on April 20, 2020; or

•

by logging on to the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so, and following the instructions on the proxy card.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, Attention: denise Urbanovsky, Secretary.

If you are a “street name” holder, contact your bank, broker or other nominee so that they can provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to elect each director nominee?

Assuming the presence of a quorum, the four director nominees for Class I, the one director nominee for Class II and the one director nominee for Class III who receive the most votes from the holders of the shares of our Common Stock for their election will be elected — i.e., the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the Meeting is required for the election of the director nominees (Item 1).

However, in an uncontested election, any nominee for election who receives a greater number of “withhold” votes than votes “for” election will promptly tender to the Board his or her offer of resignation. If such an event were to occur, the Nominating and Corporate Governance Committee of the Board will consider the resignation offer and make a recommendation to the Board whether to accept or reject the resignation offer based on all factors it deems relevant. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

What percentage of the vote is required to approve the other proposals?

The approval of the 2020 Plan (Item 2), the ratification of Deloitte & Touche LLP’s appointment as the Company’s independent registered public accounting firm (Item 3) and the approval of the advisory, non-binding resolution on Say-On-Pay (Item 4) will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.

What are broker non-votes and how are broker non-votes and abstentions treated?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares only with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Item 3). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the Company’s Board (Item 1), the approval of the 2020 Plan (Item 2), or with respect to the advisory, non-binding vote regarding the Say-On-Pay resolution (Item 4). If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters.

The effect of broker non-votes and abstentions are as follows:

•

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees since broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the Meeting.

•

The vote on both the 2020 Plan and the Say-on Pay resolution are considered non-routine matters and, as such, broker non-votes will be deemed shares not present to vote on these matters, will not count as votes for or against these proposals and will not be included in calculating the number of votes necessary for approval of such matters.

•

No broker non-votes are expected to occur in connection with the proposal to ratify the appointment of the independent registered public accounting firm since it is considered a routine matter and a broker or other nominee may generally vote on routine matters.

•

Any abstentions will not have the effect of a vote against the proposals to approve the 2020 Plan, ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and the Say-On-Pay vote.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Meeting?

No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services.  This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company.  The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.

Are there any other matters to be acted upon at the Meeting?

Management does not intend to present any business at the Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”).  If other matters requiring a vote of the shareholders properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company intends to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please write to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, Attn: denise Urbanovsky or call (281) 269-7199 and ask for denise Urbanovsky.

ITEM 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The size of the Board is currently set at fourteen members, with fourteen directors presently serving.  In accordance with the Company's Bylaws, members of the Board are divided into three classes, Class I, Class II and Class III.  The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election.  The term of office of the current Class I directors expires at the Meeting.  The terms of the Class II and Class III directors expire at the annual meeting of shareholders in 2021 and 2022, respectively.

On November 1, 2019, LegacyTexas Financial Group, Inc. merged with the Company (the “LegacyTexas merger”).  In connection with this merger, the Board increased the size of the Board from twelve to fourteen and appointed Kevin J. Hanigan to serve as a Class I director, filling an existing vacancy, Bruce W. Hunt to serve as a Class II director and George A. Fisk to serve as a Class III director.  Because Messrs. Hunt and Fisk were appointed to fill vacancies created by an increase in the number of directors, in accordance with the Company’s Bylaws, the term of office for each continues only until the annual meeting of shareholders in 2020.

The Nominating and Corporate Governance Committee of the Board (“Governance Committee”) has recommended to the Board, and the Board has approved, the nomination of Kevin J. Hanigan, William T. Luedke IV, Perry Mueller, Jr. and Harrison Stafford II as Class I directors. to fill the four expiring Class I director positions.   Each nominee is currently serving as a Class I director.  The four Class I nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2023.

The Governance Committee has also recommended to the Board, and the Board has approved, the nomination of Bruce W. Hunt as a Class II director for a term expiring at the Company’s 2021 annual meeting of shareholders and the nomination of George A. Fisk as a Class III director for a term expiring at the Company’s 2022 annual meeting of shareholders.

If all of the nominees for director are elected at the Meeting, the composition of the Board will be four Class I directors, five Class II directors and five Class III directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The four Class I nominees, the one Class II nominee and the one Class III nominee receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. However, the Company’s Bylaws provide that, in an uncontested election, any nominee for election who receives a greater number of “withhold” votes than votes “for” election will promptly tender to the Board his or her offer of resignation. If such an event were to occur, the Governance Committee will consider the resignation offer and make a recommendation to the Board whether to accept or reject the resignation offer based on all factors it deems relevant, including the stated reasons, if any, why shareholders withheld their votes from the director, the length of service and qualifications of the director, the director’s contributions to the Company and potential adverse consequences of the resignation (such as failure to comply with the listing standards of the New York Stock Exchange (“NYSE”) and SEC rules and regulations). The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, and unless the proxy specifies otherwise, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees.  If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board.  The Board has no reason to believe that any nominee will be unavailable to serve as a director.  All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full Board.  In accordance with the Company's Bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of shareholders held for the election of directors, regardless of whether the class of director in which he serves is to be elected at such annual meeting.

The biography of each of the director nominees, continuing directors and executive officers set forth below contains information regarding the person's service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board to determine that the person should serve as a director.

Nominees for Election

The following table sets forth the name, age and position with the Company for each nominee for election as a director of the Company:

Name	Age	Position with the Company and the Bank
Kevin J. Hanigan	63	Class I Director, President and Chief Operating Officer of the Company; Director and President of the Bank
William T. Luedke IV	67	Class I Director of the Company
Perry Mueller, Jr.	86	Class I Director of the Company
Harrison Stafford II	78	Class I Director of the Company
Bruce W. Hunt	62	Class II Director of the Company
George A. Fisk	71	Class III Director of the Company

Kevin J. Hanigan.  Mr. Hanigan joined the Board of Directors of the Company on November 1, 2019 in connection with the LegacyTexas merger.  Mr. Hanigan also serves as President and Chief Operating Officer of the Company and President of the Bank.  Mr. Hanigan previously served as a director and Chief Executive Officer of LegacyTexas and LegacyTexas Bank, positions he held since the completion of the Highlands Bank acquisition with and into LegacyTexas in April 2012. Prior to that, Mr. Hanigan was the Chairman and Chief Executive Officer of Highlands Bank, serving in those roles since 2010. Prior to joining Highlands Bank, Mr. Hanigan was employed by Guaranty Bank starting in 1996, serving in numerous capacities including Chief Lending Officer, Executive in charge of Retail Banking, and finally as Chairman and Chief Executive Officer of Guaranty Bank and its parent company, Guaranty Financial Group, Inc. (which filed for bankruptcy in August 2009). Mr. Hanigan began his career with Bank of the Southwest in Houston in June 1980. He earned his undergraduate degree and Master of Business Administration from Arizona State University. Mr. Hanigan serves on the Board of Directors of Goodwill Industries of Dallas and the Dallas Citizen’s Council. The Company believes Mr. Hanigan’s qualifications to serve as a director include  his over 37 years of experience working in the banking industry in Texas, serving as chief executive officer of several institutions and his deep understanding of the Dallas-Ft. Worth banking market and issues facing the banking industry.

William T. Luedke IV.  Mr. Luedke has been a director of the Company since April 2014. On December 31, 2019, Mr. Luedke completed his voluntary partner phase down program and retired from Bracewell LLP, where he had practiced for over 35 years representing numerous financial institutions in corporate finance, mergers and acquisitions and regulatory matters.  He received a Bachelor of Arts degree from Williams College and a Juris Doctor degree from Vanderbilt University School of Law.  He is a graduate of Wayland Academy, a college preparatory school in Beaver Dam, Wisconsin, and currently serves on its Board of Trustees, after serving as the Chairman of its Board of Trustees from 2012 to 2017.  Mr. Luedke currently serves as a Director and member of the executive committee of the Independent Schools Chairpersons Association. The Company believes Mr. Luedke's qualifications to serve as a director include his many years of legal experience and service as an advisor to the Company and other financial institutions.

Perry Mueller, Jr., D.D.S.  Dr. Mueller was appointed a director of the Company in November 2001.  Dr. Mueller, a dentist, has been in private practice in Lake Jackson, Texas for over fifty years.  He completed his pre-dental education from the University of Texas and graduated with honors from the University of Texas Dental Branch in the Texas Medical Center.  He was one of the original founders of First National Bank in Lake Jackson, Texas and served as Vice Chairman of the Board of that bank from 1963 until 2002.  Dr. Mueller was a founder of the Brazosport Day Care Center, a life member of Optimist International, a past officer of the Kiwanis Club and Rotary International and has served as a dental missionary in Haiti, Africa, Mexico and South Korea.  Dr. Mueller's interest in banking goes back to his father being in the banking industry for approximately sixty-five years before retiring.  Dr. Mueller is the father-in-law of David Zalman.  The Company believes Dr. Mueller's qualifications to serve as a director include his many years of service and involvement with First National Bank in Lake Jackson, Texas, and the Company.

Harrison Stafford II.  Judge Stafford became a director of the Company in April 2000.  Now retired, he served as the County Judge for Jackson County, Texas, from January 1991 through December 2010.  He also served as Jackson County Auditor from 1972 to 1990.  Judge Stafford received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas.  He also holds a Master degree in Finance from the Wharton School of the University of Pennsylvania. He has previously served as Director of the Jackson County United Way and as Treasurer of the Jackson County Master Gardeners Club, and currently serves as Treasurer of the Jackson County Historical Commission and Treasurer of the Texana Museum and Library Association.  Judge Stafford also has previously served as a senior warden of Trinity Episcopal Church and as Chairman of the Lavaca Regional Water Planning Group. The Company believes Judge Stafford's qualifications to serve as a director include his auditing and legal experience and his long term involvement as a director of the Company.

Bruce W. Hunt.  Mr. Hunt joined the Board of Directors of the Company on November 1, 2019 in connection with the LegacyTexas merger.  Mr. Hunt previously served on the Board of LegacyTexas and LegacyTexas Bank since 2012, following completion of the merger of Highlands Bancshares, Inc. with and into LegacyTexas. Mr. Hunt is President of Petro-Hunt, L.L.C., an independent oil and gas production company headquartered in Dallas, Texas. Mr. Hunt is a graduate of the University of Texas with a BBA in Petroleum Land Management. He currently serves on the Board of Directors of Hornbeck Offshore Services, Inc. (NYSE: HOS) and is the independent lead director for that company. Mr. Hunt is active in a number of industry and professional organizations such as the American Petroleum Institute, Independent Producers Association of America, National Ocean Industries Association, and All-American Wildcatters. Mr. Hunt serves on the Board of Trustees at Texas Christian University (TCU) and is a past member of the International Board of Visitors at TCU’s Neeley School of Business. Mr. Hunt is an experienced business leader. The Company believes Mr. Hunt’s qualifications to serve as a director include the depth and breadth of his general business knowledge, coupled with the experience he gained as a director of LegacyTexas and as the lead independent director for another publicly held company.

George A. Fisk.  Mr. Fisk joined the Board of Directors of the Company on November 1, 2019 in connection with the LegacyTexas merger.  Mr. Fisk had served on the Board as Vice Chairman of both LegacyTexas and LegacyTexas Bank since January 2015, following completion of the merger of Viewpoint Financial Group, Inc. with LegacyTexas Group, Inc., where Mr. Fisk served as Chief Executive Officer and Vice Chairman since 2004. Between 2001 and 2004, Mr. Fisk served as a partner at McGladrey LLP, an independent accounting and consulting firm. Prior to joining McGladrey LLP, Mr. Fisk served as a shareholder of Fisk & Robinson, P.C., which merged with McGladrey LLP in 2001. He has worked in the financial services sector for more than 40 years. He currently serves as a board member of the Independent Bankers Financial Corporation. Mr. Fisk is a member of the Chief Executives Round Table, a former director of the Federal Reserve Bank of Dallas and a former advisory board member of the College of Business of the University of North Texas and the Texas Tech University Graduate School of Banking. Mr. Fisk, holds a B.A. in government from Texas Tech University and an M.B.A. in banking and finance from the University of North Texas. Mr. Fisk is a Certified Public Accountant. The Company believes Mr. Fisk’s qualifications to serve as a director include his extensive and varied accounting, banking and advisory experience, as well as his knowledge of the Dallas-Ft. Worth community.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company's Class II and Class III directors whose terms of office do not expire at the Meeting, and the executive officers of the Company who are not also directors:

Name	Age	Positions with the Company and the Bank
Directors:

James A. Bouligny	84	Class II Director of the Company
W. R. Collier	81	Class II Director of the Company; Senior Chairman of West Texas Area of the Bank
Leah Henderson	53	Class III Director of the Company
Ned S. Holmes	75	Class III Director of the Company
Jack Lord	78	Class III Director of the Company
Robert Steelhammer	78	Class II Director of the Company
H. E. Timanus, Jr.	74	Class II Director and Chairman of the Company; Director, Chairman of the Board and Chief Operating Officer of the Bank
David Zalman	63	Class III Director, Senior Chairman of the Board and Chief Executive Officer of the Company; Director, Senior Chairman of the Board and Chief Executive Officer of the Bank

Executive officers who are not also directors:

J. Mays Davenport	52	Executive Vice President and Director of Corporate Strategy of the Company; Director, Senior Executive Vice President and Director of Corporate Strategy of the Bank
Robert J. Dowdell	63	Executive Vice President of the Company and the Bank
Randy Hester	61	Executive Vice President of the Company; Senior Executive Vice President and Chief Lending Officer of the Bank
David Hollaway	64	Former Executive Vice President and Chief Financial Officer of the Company; Former Senior Executive Vice President and Chief Financial Officer of the Bank
Asylbek Osmonov	39	Chief Financial Officer of the Company and the Bank
Charlotte M. Rasche	55	Executive Vice President and General Counsel of the Company; Senior Executive Vice President and General Counsel of the Bank
Edward Z. Safady	62	Advisory Director and Vice Chairman of the Company; Director and Vice Chairman of the Bank

James A. Bouligny.  Mr. Bouligny has been a director of the Company since 1991.  Mr. Bouligny was a named partner in the El Campo law firm of Duckett, Bouligny & Collins, LLP prior to 2007 and is currently Of Counsel to the firm.  Mr. Bouligny received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas.  Mr. Bouligny's civic activities include a 25-year tenure as a member of the Board of Trustees of Wharton County Junior College and an 18-year tenure as City Attorney for El Campo, Texas.  He is currently a member of the MG and Lillie Johnson Foundation, a trustee of the St. Philip Catholic School Endowment, and a director of Mid Coast Title.  The Company believes Mr. Bouligny's qualifications to serve as a director include his legal background and his years of experience as a director of the Company.

W.R. Collier.  Mr. Collier joined the Company as a Class II Director and as Senior Chairman for the West Texas Area of the Bank upon completion of the merger of American State Financial Corporation into the Company on July 1, 2012. Mr. Collier began his career with American State Bank in 1959, starting as a teller and rising to become President and Chief Executive Officer in 1974 and then on to Chief Executive Officer and Chairman of American State Financial Corporation in 1988.  Mr. Collier graduated with a Bachelor of Science degree from Texas Technological College, now Texas Tech University, in 1961. He also graduated from the Southwestern Graduate School of Banking at Southern Methodist University in Dallas.  Active in the Lubbock community, Mr. Collier was a member of the Executive Committee of the Texas Tech University Foundation and served on the President’s Council of both Texas Tech University and Lubbock Christian University. He was a board member of the Independent Bankers Association of Texas and served on both the Government Relations Council and the Deposit Insurance Reform Committee of the American Bankers Association, where he is also a former State Vice President for the Texas division. The Company believes Mr. Collier’s qualifications to serve as a director include his extensive   professional experience and involvement in the banking industry, his leadership of American State and his dedication to the Lubbock community.

Leah Henderson.  Ms. Henderson became a director of the Company in April 2007.  Prior to being appointed to the Board of the Company, she served as a director of the Bank since 2002.  Prior to serving on the Board of the Bank, she was a director of Paradigm Bancorporation, Inc. and its member bank, Paradigm Bank Texas, which merged into the Bank in 2002.  In 2015, Ms. Henderson retired as Executive Vice President of Sales for PULSE, a Discover Financial Services LLC company and operator of the PULSE electronic funds network, where she had worked for twenty-five years and was part of the executive management team for over eight years.  Ms. Henderson received a Bachelor of Business Administration from Stephen F. Austin State University.  The Company believes Ms. Henderson's qualifications to serve as a director include her extensive experience in the financial services industry, through her service on the boards of directors of Paradigm Bancorporation, Inc. and the Company and as an executive officer of PULSE.

Ned S. Holmes.  Mr. Holmes became Chairman of the Board of the Company in February 2001 and served in that capacity until April 2006.  Prior to the merger of Commercial Bancshares, Inc. into the Company in 2001, he served as Chairman of the Board of Commercial Bancshares since 1991 and as a director of Commercial Bancshares since 1979.  Mr. Holmes was born in Houston, Texas and served as the President of Commercial Bancshares from 1979 to 1986.  In 1991, Mr. Holmes was named Senior Chairman of the Board of Heritage Bank.  From 1980 through December 31, 2005, Mr. Holmes served as Chairman of the Board and President of Parkway Investments/Texas, Inc. and managed his Houston-based real estate assets, the San Diego Princess Hotel and other special real estate projects.  Mr. Holmes is affiliated with NH-5, Inc. and since 1976 has served as Chairman and Chief Executive Officer of Ned S. Holmes Investments, Inc.  Mr. Holmes is the Chairman Emeritus of the Greater Houston Partnership.  Mr. Holmes served as a director of the Memorial Hermann Hospital System, Baylor College of Medicine, University of Texas M.D. Anderson Cancer Center, Gulf Coast Rail District, Coastal Coordination Council and Transportation Transformation Group.  He was appointed to the Texas Transportation Commission in January 2007 and served until June 2012.  Mr. Holmes currently serves on the newly reconstituted oversight committee of the Cancer Prevention and Research Institute of Texas.  The Company believes Mr. Holmes's qualifications to serve as a director include his many years of experience as Chairman of Prosperity Bancshares, Inc. and Commercial Bancshares, Inc., as well as his years of service in the public sector.

Jack Lord.  Mr. Lord has been a director of the Company since April 2016 and had previously served as a director of the Bank since 1995.  Mr. Lord is a retired shareholder of the Houston accounting firm of Harper & Pearson Co., PC.  With more than forty-five years as a CPA, he has accumulated a wide variety of experience in several industries including oil and gas, manufacturing, banking, retail and service.  In addition to building and managing a public accounting firm, he has held several financial and executive positions in various small businesses.  He earned a Bachelor of Arts degree with High Honors from the University of Texas at Austin and a Masters of Business Administration from Oklahoma City University, as well as the designation of Certified Public Accountant.  Mr. Lord is a member of the Texas Society of CPAs and the American Institute of CPAs.  Mr. Lord’s community service and honors include Rotary Club of Houston - Past President and Director; Greater Heights Area Chamber of Commerce - Past Director; Citizens Against Lawsuit Abuse – Trustee; “C” Club; MENSA; Harris County Department of Education – Trustee; University of Houston, Downtown - College of Business Advisory Board; and Rotary Club of Houston Foundation – Trustee.  The Company believes Mr. Lord’s qualifications to serve as a director include his wide experience in a variety of businesses, his education and training as a Certified Public Accountant and his years of banking experience as a director of the Bank.

Robert Steelhammer.  Mr. Steelhammer has been a director of the Company since its inception in 1983.  Mr. Steelhammer has been a named partner with Steelhammer & Miller, P.C. in Houston for over thirty years. Mr. Steelhammer filed for Chapter 11 Reorganization personal bankruptcy in January 2018 as a result of a debt originated and held at another bank created by a company that supplied oil field equipment in which Mr. Steelhammer was a partial owner and guarantor. Mr. Steelhammer’s Plan of Reorganization was confirmed on February 11, 2019.  He received a Bachelor of Science degree from the University of Texas and a Juris Doctor degree from South Texas College of Law.  He is a member of the State Bar of Texas, a registered professional engineer for the State of Texas and a member of the American Institute of Chemical Engineers.  The Company believes Mr. Steelhammer's qualifications to serve as a director include his legal, financial and investing experience and role as a director of the Company from its inception.

H. E. Timanus, Jr.  Mr. Timanus has been a director of the Company and the Bank since 2001.  He has served as Chief Operating Officer of the Bank since 2001 and was named Chairman of the Board of the Bank in 2005.  Mr. Timanus became an Executive Vice President and the Chief Operating Officer of the Company in 2001 and served in that capacity until 2006 when he became Vice Chairman of the Company.  From 1986 to 2001, Mr. Timanus served as President and Chief Executive Officer of Commercial Bancshares, Inc. and from 1988 to 2001, he served as Chief Executive Officer and Chairman of Heritage Bank.  Mr. Timanus also served as a director of Financial Federal Corporation, a financial services company listed on the NYSE, until the sale of the company in 2010.  The Company believes Mr. Timanus' qualifications to serve as a director of the Company include his prior experience as President and CEO of Commercial Bancshares, Inc. and his continuing role and experience with the Company.

 David Zalman.  Mr. Zalman joined the Bank as President in 1986, became Chairman of the Board and Chief Executive Officer in 2001 and Senior Chairman and Chief Executive Officer in 2005.  Mr. Zalman became a director and Vice President/Secretary of the Company in 1987, President in 2000, President and Chief Executive Officer in 2001 and Chairman of the Board and Chief Executive Officer in 2006, and in 2019 became Senior Chairman of the Board and Chief Executive Officer of the Company.  From 1978 to 1986, Mr. Zalman was employed by Commercial State Bank in El Campo, beginning as cashier and rising to become Chief Executive Officer.  Mr. Zalman received a Bachelor of Business Administration degree from the University of Texas at Austin in 1978.  He is currently a member of the Dallas Federal Reserve Bank Board of Directors, Houston Branch.  He is a founding principal of New ICM LP, a manufacturer and distributor of children's clothing to national and international companies, and served as a partner and director from 1999 to 2017.  He has served as a member of the El Campo City Council and is a current Trustee of the St. Philip Catholic School Endowment Fund, as well as on various other civic clubs and charitable organizations.  Mr. Zalman is the son-in-law of Perry Mueller, Jr., D.D.S.  The Company believes Mr. Zalman's qualifications to serve as a director of the Company include his years of banking experience and his proven leadership in the success of the Company.

Executive Officers of the Company

J. Mays Davenport.  Mr. Davenport joined the Board of Directors of the Company on November 1, 2019 in connection with the LegacyTexas merger.  Mr. Davenport also serves as Executive Vice President, Director of Corporate Strategy, of the Company.  Mr. Davenport previously served as Executive Vice President, Chief Financial Officer, of LegacyTexas and LegacyTexas Bank, positions he held since the completion of the ViewPoint Financial Group, Inc. acquisition of LegacyTexas in January 2015.  Prior to that, Mr. Davenport served as Executive Vice President, Corporate Development, of LegacyTexas Bank since December 2004.  During that time, he served as a Director of LegacyTexas Title and LegacyTexas Insurance Services.  Prior to joining LegacyTexas, Mr. Davenport spent the first fourteen years of his career in the practice of public accountancy with Arthur Andersen, Grant Thornton, Fisk & Robinson and RSM McGladrey.  Mr. Davenport is a licensed Certified Public Account in the State of Texas.  Mr. Davenport is a Magna Cum Laude graduate of Texas A&M University with a B.B.A. in Finance and Accounting.

Robert J. Dowdell.  Mr. Dowdell joined the Bank in 2008 when he served as President of the River Oaks Banking Center and, in 2009, became Regional President of the Houston Area. In 2015, he was promoted to Executive Vice President of the Company and the Bank.  In March 2018, Mr. Dowdell assumed additional operational duties and in April 2018, he was also appointed to the Executive Committee.  Prior to joining the Bank, he worked for the predecessor of First Republic Bank of Texas as a Vice President Commercial Lending and Operations Manager from 1978 to 1988. From 1988 to 2008, he was Senior Vice President of large commercial lending at Compass Bank, Houston. Mr. Dowdell has a Bachelor of Business degree from Baylor University and is a graduate of The Southwestern Graduate School of Banking at Southern Methodist University.

Randy Hester.  Mr. Hester joined the Bank in 1991 as Banking Center President.  He has served as Chief Lending Officer since August 2001.  Prior to joining the Bank, Mr. Hester worked from 1978 to 1984 for Windsor Park Bank in San Antonio as a Consumer Lender.  From 1984 to 1989, he was a Commercial Lender for First National Bank in Kerrville.  From 1989 to 1990, he was a Commercial Lender for the Bank of Kerrville and from 1990 to 1991 was President and served on the board of directors for Texas Premier Bank.  Mr. Hester attended University of Texas - San Antonio.

David Hollaway.  Mr. Hollaway retired from his positions as Chief Financial Officer of the Company and the Bank effective April 1, 2019, but continues to work with the Bank in a reduced capacity assisting with financial and operational matters. Mr. Hollaway joined the Bank in 1992 as Senior Vice President and Chief Financial Officer and served as Treasurer of the Company from 1993 to 1999.  He was appointed Chief Financial Officer of the Company in 1998 and Executive Vice President of the Bank in 2004.  From 1990 to 1992, Mr. Hollaway worked for the Resolution Trust Corporation in its Gulf Coast Consolidated Office in Houston.  From 1988 to 1990, he worked as the Cost Accounting Manager of San Jacinto Savings Association in Bellaire, Texas.  From 1981 to 1988, Mr. Hollaway was Vice President-Auditor of South Main Bank in Houston.  Mr. Hollaway is a Certified Public Accountant.

Asylbek Osmonov.  Mr. Osmonov has been the Company's Chief Financial Officer since June 14, 2019 and served as Interim Chief Financial Officer from April 1 to June 14, 2019. Prior to that, Mr. Osmonov was the Bank’s Chief Accounting Officer since September 2013. Prior to joining the Company, Mr. Osmonov was an audit senior manager at Deloitte LLP, where he worked from 2004 to 2013. While at Deloitte, he focused on the financial services and oil and gas industries. Mr. Osmonov is a Certified Public Accountant. Mr. Osmonov received his Bachelor of Accountancy from the University of Mississippi and Masters of Professional Accounting from the University of Texas.

Charlotte M. Rasche.  Ms. Rasche joined the Company and the Bank as Executive Vice President in the Legal Department on March 1, 2012 and became General Counsel of the Company and the Bank on April 21, 2012.  Prior to joining the Company, Ms. Rasche was a partner with Bracewell LLP, where she had been an attorney since 1997.  While at Bracewell, Ms. Rasche focused on commercial banking regulatory and corporate matters, mergers and acquisitions, Exchange Act reporting compliance and corporate governance matters.  Prior to attending law school, Ms. Rasche was a Coordinator of Residence Life in the Department of Housing at Texas Tech University from 1989 to 1994.  Ms. Rasche received a Bachelor of Business Administration from Stephen F. Austin State University, a Master of Science from Oklahoma State University and a Juris Doctor degree from the University of Texas at Austin.  Ms. Rasche served on the board of directors of the Texas Bankers Association from 2013 to 2017.  Ms. Rasche is an attorney licensed to practice law in Texas.

Edward Z. Safady.  Mr. Safady joined the Bank in 2004 upon completion of the Bank’s acquisition of Liberty Bank, SSB, where he served as Chairman and CEO.  From August 2004 until present, he has served as Chairman of the Central Texas Area and a member of the Bank’s Board of Directors.  In May 2015, he also assumed the title of President of the Company and Vice Chairman of the Bank.  Mr. Safady received his Bachelor of Business Administration with a concentration in finance from Texas Tech University in 1978.  Upon graduation and through 1984, he was employed by the Office of the Comptroller of the Currency as a national bank examiner. Mr. Safady has previously served on the corporate boards of Hawaiian Airlines, U.S. Medical Products, Inc. and First National Bank of San Diego, California.

Each executive officer of the Company is elected by the Board and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board and the Governance Committee consider Board composition and leadership each year.  Currently, the Board believes that the Company is best served in having a combined chairman and chief executive officer position, counterbalanced by an independent and effective lead independent director and independent, experienced Committee Chairs.  The Board has determined that the Chief Executive Officer is best situated to serve as Senior Chairman because he is the director most familiar with the Company's business and industry and most capable of effectively identifying corporate priorities and leading the discussion and execution of strategic initiatives. Independent directors and management have different perspectives and roles in strategy development. The Company's independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer is intimately involved in and responsible for managing the Company’s operations and strategy. The Board believes that the combined role of Senior Chairman and Chief Executive Officer promotes strategic development and execution, and facilitates information sharing between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Senior Chairman and Chief Executive Officer is in the best interest of the Company and shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

The Board further believes that the combined Senior Chairman and Chief Executive Officer structure currently is in the best interest of the Company and shareholders, and because the Governance Committee, which consists entirely of independent directors, appoints a lead independent director (“Presiding Director”) to preside at the executive sessions of the Board, the combined structure does not hinder Board independence.  The Presiding Director serves for a term of at least one year.  Currently, James A. Bouligny serves as the Presiding Director, a position he has held since January 2013.  In addition to presiding over the executive sessions of the Board, the Presiding Director also provides independent leadership of the independent directors, provides feedback to management from the Board's executive sessions, assists the Chief Executive Officer with setting Board meeting agendas as requested, assists in the Board’s risk oversight and performs such other functions as the independent directors may designate from time to time.

Meetings of the Board

The Board held five meetings during 2019 and took certain actions by unanimous written consent.  No director attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by committees on which he or she served.

Executive Sessions of the Board

From time to time at the conclusion of regular meetings of the Board, the non-employee directors of the Company hold executive sessions without the Chief Executive Officer or any other member of management present.  The independent directors of the Company also hold executive sessions from time to time without the Chief Executive Officer, any other member of management or any non-independent director present.  The Presiding Director leads all of these executive sessions.  In 2019, the independent directors held two executive sessions and the Company's non-employee directors held two executive sessions.

Board Oversight of Risk Management

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated certain areas of focus to its committees and has retained areas of focus for itself. The Compensation Committee is responsible for overseeing the management of risks relating to the Company's compensation practice, executive compensation plans and arrangements and succession planning. The Audit Committee oversees management of financial risks, including accounting, financial reporting and the internal audit function. The Governance Committee manages risks associated with management, including the composition and independence of the Board. The Risk Committee is responsible for assisting the Board with its oversight of the Company’s risk appetite, enterprise-wide risk management, compliance framework, including cyber risk, and the governance structure supporting the compliance framework.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.  The Board as a whole regularly reviews information regarding the Company's asset quality, securities portfolio, capital, liquidity and operations, as well as the risks associated with each.  Throughout the year, senior management reports to the Board the risks that it believes may be material to the Company. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While recognizing that the risks the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach provides the Board with the proper foundation and oversight perspective with respect to management for the Company.

Committees of the Board

The Company's Board has four committees, the Audit Committee, Compensation Committee, Governance Committee and Risk Committee, each of which is described below.

Audit Committee.  The primary purpose of the Audit Committee, which also serves as the audit committee of the Bank, is to provide independent and objective oversight with respect to the integrity of the Company's financial statements, reports and other financial information provided to shareholders and others; the Company's internal controls; the independent registered public accounting firm, including its qualifications and independence; the Company's compliance with legal and regulatory requirements; and the performance of the Company's audit, accounting and financial reporting processes generally.  The Audit Committee reports to the Board concerning such matters, appoints the independent registered public accounting firm for the Company and the Bank, reviews the scope of work of the independent registered public accounting firm and its reports and reviews the activities and actions of the Bank's internal auditors.  In addition, the Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company's quarterly financial results and financial statements prior to the filing of the Company's Quarterly Reports on Form 10-Q and the Annual Report on Form 10‑K.

The Audit Committee consists of Harrison Stafford II (Chairman), Ned S. Holmes and Jack Lord, each of whom the Board has determined to be an independent director of the Company as defined in the listing standards of the NYSE and in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has also determined that each of Ned S. Holmes, Jack Lord and Harrison Stafford II has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.  The Audit Committee operates pursuant to a written charter, which is available electronically on the Company's website at www.prosperitybankusa.com.  The charter may be accessed from the Company’s home page by clicking the “Investor Relations” tab and then selecting “Corporate Governance” from the drop-down menu.  The Audit Committee held four meetings during 2019.

Compensation Committee.  The Compensation Committee is responsible for discharging the responsibilities of the Board relating to the compensation of the Company's Chief Executive Officer, directors and other executive officers. The Compensation Committee also monitors succession planning, administers the Company's incentive compensation and equity-based plans and makes recommendations to the Board as to option and stock grants to the employees and directors of the Company and Bank pursuant to such plans.

The Compensation Committee currently consists of Leah Henderson (Chairman), Ned S. Holmes and Harrison Stafford II, each of whom the Board has determined to be an independent director as defined in the listing standards of the NYSE.  The Compensation Committee operates pursuant to a written charter, which is available electronically on the Company's website at www.prosperitybankusa.com.  The charter may be accessed from the Company’s home page by clicking the “Investor Relations” tab and then selecting “Corporate Governance” from the drop-down menu.  The Compensation Committee held two meetings during 2019.

Governance Committee.  The Governance Committee is responsible for making recommendations to the Board regarding the membership of the Board, including:

•	recommending to the Board the slate of director nominees for election at the annual meeting of shareholders;
•	considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by shareholders;
•	developing and recommending criteria for selecting new directors; and
•	reviewing the backgrounds and qualifications of possible candidates for director positions.

In addition, the Governance Committee is responsible for considering and making recommendations to the Board concerning the functions and needs of the Board, including:

•	reviewing and recommending policies applicable to the Board;
•	regularly reviewing issues and developments related to corporate governance and reassessing the corporate governance guidelines and recommending any proposed changes to the Board;
•	reviewing and reassessing compliance with the Company's Code of Ethics and Business Conduct (“Code of Ethics”);
•	appointing a lead independent director;
•	reviewing the responsibilities, size and composition of key Board committees and making recommendations to the Board; and
•	soliciting input from the directors and, on an annual basis, conducting a review of the effectiveness of the operation of the Board and its committees.

The members of the Governance Committee currently include William T. Luedke IV (Chairman), James A. Bouligny and Robert Steelhammer, each of whom the Board has determined to be an independent director as defined in the listing standards of the NYSE.  The Governance Committee operates pursuant to a written charter, which is available electronically on the Company's website at www.prosperitybankusa.com.  The charter and the Company’s Corporate Governance Guidelines may be accessed from the Company’s home page by clicking the “Investor Relations” tab and then selecting “Corporate Governance” from the drop-down menu.  The Governance Committee held one meeting in 2019.

Risk Committee.  The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the level and type of risk the Company is able and willing to assume in its business activities, given its business objectives and obligations to shareholders of the Company.  The Risk Committee is responsible for aiding the Board in assessing enterprise wide risk management and compliance framework, including cyber risk, and the governance structure that supports it.  The Risk Committee, in conjunction with management of the Bank, is responsible for appointing a risk committee at the Bank to meet regularly and report its findings to the Company’s Risk Committee.

The Risk Committee currently consists of Robert Steelhammer (Chairman), James A. Bouligny, Leah Henderson and William T. Luedke IV, each of whom the Board has determined to be an independent director as defined in the listing standards of the NYSE.  The Risk Committee operates pursuant to a written charter, which is available electronically on the Company's website at www.prosperitybankusa.com.  The charter may be accessed from the Company’s home page by clicking the “Investor Relations” tab and then selecting “Corporate Governance” from the drop-down menu.  The Risk Committee held two meetings during 2019.

Governance Features and Enhancements

The Company believes that it has implemented appropriate governance policies and practices; however, the Company intends to continue to focus on its enhancing corporate governance policies and practices in 2020.

Shareholder Approval Rights and Ability to Amend Bylaws

In January 2018, the Board amended the Company’s Bylaws to permit shareholders to amend, repeal or adopt the Bylaws upon the affirmative vote of a two-thirds majority of the outstanding shares.  Previously, as provided by Texas law, the Company’s Bylaws did not permit shareholders to amend the Bylaws; only the Board could amend the Bylaws.

Further, the Company’s articles of incorporation require only a majority of the outstanding shares to approve matters, which under Texas law would otherwise require a greater vote, including a merger or other business combination.

Stock Ownership Guidelines

The Governance Committee and the Board believe that each director and executive officer should have a meaningful personal investment in the Company, which is intended to further align the interests of our directors and executive officers with the long-term interests of our shareholders. Under the Company’s stock ownership guidelines, each director is expected to own shares of Company Common Stock with a market value equal to at least five times such director’s annual cash retainer.  This requirement must be met within the later of five years of becoming a director or the adoption of the policy, which occurred in January 2018.

Further, the Company’s Chief Executive Officer is expected to own shares of Company Common Stock with a market value equal to at least four times his annual base salary, and each other executive officer is expected to own shares of Company Common Stock with a market value equal to at least two times such executive officer’s annual base salary.  This requirement must be met within the later of five years of becoming subject to the guidelines or the adoption of the policy, which occurred in January 2018.

Director Resignation Vote Policy

In 2015, the Board amended the Company’s Bylaws to adopt a director majority-vote-plus resignation policy that requires a director who receives a greater number of “withhold” votes than “for” votes in an uncontested election (“Majority Withhold Vote”) to tender his or her resignation to the Board.  Pursuant to the Bylaws, the Governance Committee must consider the resignation tender and based on the factors it deems relevant, make a recommendation to the Board regarding whether to accept the director’s resignation.  The Board is required to act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

Any director who tenders his or her resignation pursuant to the director resignation policy may not participate in the Governance Committee recommendation of the Board action regarding the resignation tender.  If a majority of the members of the Governance Committee receive a Majority Withhold Vote at the same election, then all the directors who are “independent” under the listing standards of the NYSE and who did not receive a Majority Withhold Vote will appoint a special committee amongst themselves to consider the resignation tenders and recommend to the Board whether to accept any or all of them.

Director Tenure and Refreshment

The Governance Committee believes there is a balance between seasoned directors with knowledge of and insight into the Company and its operations and new directors who provide fresh ideas and viewpoints.  While the Board has not established term limits for the directors, the Governance Committee reviews each director’s continuation of service on the Board at the end of his or her term.  The Governance Committee and the Board are focused on directors that provide increasing contributions to the Board over time.  The Governance Committee reviews Board composition at least annually to ensure that the Board reflects the appropriate balance of knowledge, experience, skill expertise and diversity.

Three of the Company’s fourteen directors joined the Board in the last year and two additional directors of the Company’s directors joined the Board in the last six years.

Anti-Hedging Policy

As part of its Insider Trading Policy, the Board adopted a policy prohibiting all directors, officers and employees of the Company and the Bank from engaging in any hedging transactions with respect to shares of Company Common Stock, including, among other things, prepaid variable forwards, equity swaps, collars and exchange funds.

Shareholder Engagement

Dialogue with our shareholders is a critical part of the Company’s success. The Company’s Investor Relations team conducts ongoing dialogue with our shareholders via conferences, on-site visits and similar meetings and communicates financial and strategic matters through public disclosures such as quarterly earnings presentations and SEC filings. The Company intends to continue and expand its shareholder engagement efforts in 2020.

Director Nominations Process

The Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the Board.  The Governance Committee also considers shareholder-recommended director candidates who appear to be qualified to serve on the Company's Board and meet the criteria for nominees considered by the Committee. The Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Governance Committee does not perceive a need to increase the size of the Board. To avoid the unnecessary use of its resources, the Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Shareholders.”

Criteria for Director Nominees

The Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. The Governance Committee considers the following criteria in selecting nominees:

•	financial, regulatory and business experience;
•	familiarity with and participation in the local community;
•	integrity, honesty and reputation;
•	ability and willingness to commit adequate time to Board and committee matters;
•	independence;
•	diversity of viewpoints, background, experience and other demographics; and
•	any other factors the Governance Committee deems relevant, including, but not limited to, age, size of the Board and regulatory disclosure obligations.

As described above, diversity is one criterion on which the Governance Committee bases its recommendations of new nominees for director positions.  The inclusion of diversity in the criteria for director nominees reflects the Board’s belief that diversity is important to the effective functioning of the Board.  Further, the Company’s Code of Ethics and Business Conduct adopted by the Board reflects the Company’s commitment to equal opportunity for employees, without discrimination or harassment.  However, neither the Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director nominees.

The Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Governance Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the rules and regulations of the SEC.

In addition, prior to nominating an existing director for re-election to the Board, the Governance Committee considers and reviews the existing director's Board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Director Nominees

The Governance Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board.  The process that the Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board is set forth below.

Identification.  For purposes of identifying nominees for the Board, the Governance Committee will rely on personal contacts of the members of the Board as well as their knowledge of members of the Bank's local communities.  The Governance Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the section titled “Procedures to be Followed by Shareholders.”  The Governance Committee has not previously used an independent search firm in identifying nominees.

Evaluation.  In evaluating potential nominees, the Governance Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above.  In addition, for any new director nominee, the Governance Committee will conduct a check of the individual's background and interview the candidate.

Procedures to be Followed by Shareholders

Any shareholder of the Company may recommend to the Governance Committee one or more persons as a nominee for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company's Bylaws.

Currently, for a director nomination to be timely, a shareholder's notice to the Company must be received at the Company's offices not less than 120 days in advance of the first anniversary of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders.  If the date of the annual meeting is changed by more than 30 days from the first anniversary date, the submission of a recommendation will be considered timely if it is submitted at least 80 days prior to the date the Company intends to distribute the proxy statement for the annual meeting of shareholders for the current year.

To submit a nomination of a director candidate, a shareholder must submit the following information in writing, addressed to the Chairman of the Governance Committee, care of the Corporate Secretary, at the Company's main office:

•	The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
•

A representation that the shareholder is a holder of record of stock of the Company entitled to vote at the annual meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

If applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•

Such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, or any successor regulation thereto (including such person's notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected).

A nomination of any person not made in compliance with the foregoing procedures will not be eligible to be voted upon by the shareholders at the meeting.

If the Governance Committee receives a director recommendation from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company's outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Governance Committee chose to nominate the candidate, as well as certain other information.

Communications with Directors

The Board will give appropriate attention to written communications received from shareholders and other interested parties and will respond if and as appropriate.  Shareholders or other interested parties can contact the Presiding Director, any director or any committee of the Board by writing to any of them in care of Corporate Secretary, Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.  Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns generally will be referred to the Governance Committee.

Director Attendance at Annual Meeting

The Board encourages directors to attend the annual meeting of shareholders. All of the Company's directors then in office attended the Company's 2019 annual meeting of shareholders held on April 16, 2019.

Code of Ethics

The Company's Board has adopted a Code of Ethics that applies to all directors, officers and associates, including the Company's Chairman and Chief Executive Officer and senior financial officers.  The Code of Ethics is available electronically on the Company's website at www.prosperitybankusa.com.  The Code of Ethics may be accessed from the Company’s home page by clicking the “Investor Relations” tab and then selecting “Corporate Governance” from the drop-down menu.

Director Independence

The Company is required to have a majority of independent directors serving on our Board and may only have independent directors serving on each of our Audit Committee, Compensation Committee and Governance Committee pursuant to the listing standards of the NYSE and, with respect to the Audit Committee, the rules and regulations under the Exchange Act.

Under the listing standards of the NYSE, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (directly, or as a partner, shareholder, or officer of an organization that has a relationship with the Company).  The Board makes independence determinations based on all relevant facts and circumstances when assessing the materiality of any relationship between the Company and a director or a director’s affiliation with other businesses or entities that have a relationship with the Company.

During its review of director independence, the Company’s Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including any that are reported under “Certain Relationships and Related Party Transactions” below.  The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company's senior management or their affiliates.  The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Based on its review, the Board affirmatively determined that the following directors are independent under the listing standards of the NYSE:  James A. Bouligny, George Fisk, Leah Henderson, Ned S. Holmes, Bruce Hunt, Jack Lord, William T. Luedke IV, Harrison Stafford II and Robert Steelhammer.  When determining whether William T. Luedke IV is independent under the applicable standards, the Board considered Mr. Luedke’s history of providing legal advice to the Company and his decision to no longer actively practice law.

DIRECTOR COMPENSATION

For 2019, each director of the Company received a fee of $3,175 for attending the meeting of the Company's Board in January and a fee of $3,240 for each other meeting of the Board attended in 2019. Each director also received a fee of $630 for each committee meeting attended as a member in the first quarter of 2019 and a fee of $645 for each meeting thereafter. The Chairman of the Audit Committee and the Chairman of the Risk Committee

received $1,575 for each committee meeting chaired in the first quarter of 2019 and a fee of $1,610 for each meeting thereafter. The Chairman of the Governance Committee and the Chairman of the Compensation Committee received $1,050 for each committee meeting chaired in the first quarter of 2019 and a fee of $1,075 for each meeting thereafter.  In December 2019, the Compensation Committee recommended, and the Board approved, a one-time cash bonus of $5,000 for each non-employee director of the Company and a one-time cash bonus of $2,000 for each non-employee director of the Bank.

For 2019, each director of the Bank received a fee of $1,400 for each meeting of the Bank's Board of Directors attended through March and a fee of $1,430 for each other meeting of the Board attended in 2019. Each Bank director also received a $420 fee for each committee meeting attended, but only if the committee meeting was held on a different date from the Board meeting.

In addition to the director fees listed above, the Compensation Committee recommended, and the Board approved, an award of 1,075 shares of restricted stock to each non-employee director of the Company.  The restricted stock awards were granted on April 16, 2019 pursuant to the Company's 2012 Stock Incentive Plan.  The forfeiture restrictions with respect to the restricted stock awards will lapse on April 1, 2020. For the year ended December 31, 2019, none of the non-employee directors received compensation in the form of perquisites or other personal benefits valued at $10,000 or more.

The following table contains information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2019. Messrs. Hanigan, Timanus and Zalman, who serve as directors of both the Company and the Bank, and Mr. Safady, who serves as an advisory director of the Company and a director of the Bank, are employed by the Company and any compensation for their service on the Board of Directors of the Company or the Bank is included in the Summary Compensation Table on page 30.  Mr. Collier, who serves as a director of the Company, is employed by the Bank but is not a named executive officer.  His compensation from the Bank is included in the “Fees Earned or Paid in Cash” column in the table below.

Director Compensation for the Fiscal Year Ended December 31, 2019

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation(2)		Total
James A. Bouligny	$19,865	(3)	$73,574	$1,312		$94,751
W.R. Collier	142,135	(4)	—	339,405	(5)	481,540
George A. Fisk	—	(6)	—	—		—
Leah Henderson	23,890	(3)	73,574	1,312		98,776
Ned S. Holmes	23,685	(3)	73,574	1,312		98,571
Bruce W. Hunt	—	(6)	—	—		—
Jack Lord	24,330	(3)	73,574	1,312		99,216
William T. Luedke IV	22,815	(3)	73,574	1,312		97,701
Perry Mueller, Jr., D.D.S.	21,135	(3)	73,574	1,312		96,021
Harrison Stafford II	29,760	(3)	73,574	1,312		104,646
Robert Steelhammer	24,950	(3)	73,574	1,312		99,836

(1)

Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company's 2012 Stock Incentive Plan in the fiscal year ended December 31, 2019, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”).

(2)	Other than for Mr. Collier, the amount represents dividend payments on unvested restricted stock awards.
(3)	Includes a cash bonus of $5,000.
(4)	Consists of $16,135 in fees paid for service as a director of the Company and $126,000 received as salary.
(5)

The amount represents (a) the aggregate incremental cost to the Company of all perquisites and personal benefits provided to Mr. Collier, which includes club membership dues of $7,620, Company matching contributions under the 401(k) Plan of $9,500, personal use of an automobile of $775 and an allowance of $354 for premiums paid on a long-term disability insurance policy plus (b) $321,156 received pursuant to a deferred compensation agreement assumed by the Company in connection with the acquisition of American State Financial Corporation.

(6)	Messrs. Fisk and Hunt were appointed as directors on November 1, 2019 and did not receive any director compensation from the Company in 2019.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes the material amounts of compensation for the Company’s named executive officers. For 2019, the named executive officers were:

Named Executive Officer	Title
David Zalman	Senior Chairman of the Board and Chief Executive Officer
Asylbek Osmonov	Chief Financial Officer
David Hollaway	Former Chief Financial Officer
H.E. Timanus, Jr.	Chairman of the Board
Edward Z. Safady	Vice Chairman
Kevin J. Hanigan	President and Chief Operating Officer

Executive Summary

The Company seeks to align closely the interests of its executive officers with the interests of its shareholders.  The Company’s compensation program is designed to reward the executive officers, including the named executive officers, for the achievement of short-term and long-term strategic and operational goals and the achievement of maximizing shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.  Generally, each named executive officer’s total compensation consists of a mix of base salary, annual incentive awards consisting of cash and performance-based short-term equity awards, long-term equity incentive awards and discretionary cash bonuses, although not every component may be awarded in a given year.

Despite being subject to significant governmental regulations, such as the Dodd-Frank Act and the Durbin Amendment, and increased competition, the Company’s overall financial performance in 2019 remained strong. Additionally, in 2019 the Company negotiated and completed the LegacyTexas merger. As of September 30, 2019, LegacyTexas reported total assets of $10.5 billion, total gross loans of $9.1 billion, total deposits of $6.5 billion and shareholders’ equity of $1.2 billion and operated 42 locations in 19 North Texas cities in and around the Dallas-Ft. Worth area. That financial performance, the size and completion of the LegacyTexas merger and ongoing integration efforts and the individual performances of the named executive officers, served as key factors in determining the compensation for 2019, including as follows:

•

Total return, earnings per share, return on average equity, net charge-offs (asset quality), dividend payments, efficiency ratio and increases in assets, loans and deposits are the metrics for the annual incentive bonus program.  These metrics provide for a balanced approach to measuring annual Company performance.

•

The annual incentive bonus program is based on the Company’s performance over a one-year period, while the long-term equity incentive awards and discretionary cash bonus awards are based on a combination of Company and individual performance.

•	A portion of the payment under the annual incentive bonus program is made through a grant of restricted stock, the value of which is closely linked to the Company’s total shareholder return.

The Company encourages you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of the Company’s executive compensation program.

Overview of Compensation Program

The Compensation Committee of the Board is responsible for discharging the responsibilities of the Board relating to the compensation of the Company's Chief Executive Officer, directors and other executive officers. Leah Henderson, Ned S. Holmes and Harrison Stafford II, each of whom the Board has determined to be an independent director, as defined in the listing standards of the NYSE, serve on the Compensation Committee.  In addition, the Compensation Committee and the Board have reviewed the compensation policies and practices for all employees and concluded that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company.

This discussion and analysis describes the components of the Company's compensation program for its named executive officers and describes the basis on which the 2019 compensation determinations were made by the Compensation Committee with respect to the named executive officers of the Company.  In 2019, the Compensation Committee hired, Pearl Meyers & Partners, LLC, a compensation consultant, to evaluate market practices as it pertains to change in control agreements for key employees.

At the Company’s 2019 annual meeting, the advisory Say-on-Pay vote regarding the Company’s compensation of its named executive officers received approval from holders of shares reflecting over 97% of the votes cast. Although the vote was non-binding, the Board and the Compensation Committee did review and consider the overwhelmingly supportive voting results when making decisions regarding the Company’s executive compensation program. Further, in 2017, the shareholders selected, by 72% of the votes cast on an advisory basis, an annual frequency for the advisory Say-on-Pay vote.

Role of Executives in Establishing Compensation

The Compensation Committee, either as a committee or together with the other independent directors of the Company, makes all decisions with respect to the compensation of the Company’s executive officers, including the named executive officers.  The Chief Executive Officer provides input regarding the performance of the other executive officers, including the named executive officers, and makes recommendations for compensation amounts payable to these other executive officers.  The Compensation Committee evaluates the Chief Executive Officer's performance in light of the Company's goals and objectives relevant to his compensation and, either as a committee or together with the other independent directors of the Company, determines and approves the Chief Executive Officer's compensation level.  The Chief Executive Officer is not involved with any aspect of determining his own pay.

Compensation Committee Activity

When reviewing named executive officer compensation, the Compensation Committee and the Board review all elements of current and historic compensation for each named executive officer.  The Compensation Committee also makes recommendations to the Board as to all stock grants to the named executive officers made pursuant to the Company's stock incentive plans.

Compensation Philosophy

The Company believes that compensation of its named executive officers should enhance and reinforce the goals of the Company for profitable growth, continuation of a sound overall condition and maintaining shareholder value by attracting and retaining strong talent and providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions.  The Compensation Committee believes that these goals are best supported by:

•	rewarding individuals for outstanding performance and contributions to the Company's success;
•	compensating the Company's named executive officers competitively with similarly situated executive officers; and
•	providing the Company's named executive officers with equity in the Company to encourage such officers to focus on the long-term growth and prospects of the Company.

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior officers in key positions and that the compensation provided to the named executive officers remains competitive relative to the compensation paid to similarly situated executive officers within its peer group while being in the best interests of the Company and its shareholders.

Peer Group

The Compensation Committee reviews the compensation of the Chief Executive Officer and the other named executive officers relative to the compensation paid to similarly situated executives at companies that the Company considers to be peer companies.  The Compensation Committee does not benchmark the compensation of the named executive officers to a certain percentage or range of compensation within its peer group, but rather believes that the compensation paid to similarly situated executives should be a point of reference for measurement and not the determinative factor for the Company's named executive officers’ compensation.  Because the comparative compensation information is just one of the analytical tools that are used in setting named executive officer compensation, the Compensation Committee has discretion in determining the nature and extent of its use.  Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the Compensation Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions.

The Compensation Committee believes that the peer group of companies listed below is representative of the sector in which the Company operates.  This group includes public bank holding companies with assets between $20 billion and $30 billion as of December 31, 2018.  These companies were chosen because of their similarity in size to the Company, as measured by total assets.

The Company’s peer group for assessing 2019 compensation consisted of the following companies:

• Bank OZK	• Pinnacle Financial Partners, Inc.
• Commerce Bancshares, Inc	• TCF Financial Corporation
• First Hawaiian, Inc.	• Texas Capital Bancshares, Inc.
• Fulton Financial Corporation	• UMB Financial Corporation
• Hancock Whitney Corporation	• Umpqua Holdings Corporation
• Investors Bancorp, Inc.	• Webster Financial Corporation
• MB Financial, Inc.	• Western Alliance Bancorporation
• PacWest Bancorp

During 2019, the Compensation Committee reviewed the base salary, bonus and value of stock and option compensation of similarly situated executive officers at the bank holding companies included in the Company's peer group and considered the performance of its competitors and general economic and market conditions in setting compensation for each named executive officer.

Setting Executive Compensation

In setting the 2019 compensation of each of the named executive officers, the Compensation Committee reviewed all components of their respective compensation, including base salary, annual non-equity-based incentive bonus, long-term equity-based incentive compensation, restricted stock awards, accumulated vested and unvested restricted stock awards, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the projected payout obligations that may be owed in certain circumstances under any existing employment or other agreements.  In addition, the Compensation Committee reviewed each named executive officer's compensation history and comparative performance information.

Components of Executive Compensation

The principal components of the Company's executive compensation program are:

•	Base salary;
•	Annual incentive bonus program;
•	Long-term equity-based incentive compensation;
•	Discretionary cash bonus;
•	401(k) plan; and
•	Perquisites and other personal benefits.

Base Salary

Salaries provide the named executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salary levels for all named executive officers were reviewed during 2019, and adjustments were approved by the Board based on the recommendation of the Compensation Committee. Salary adjustments, if any, for the named executive officers generally are effective on May 1 of each year.  For all named executive officers, other than the Chief Executive Officer, the Compensation Committee considered peer group compensation information, tenure of service, scope of the position, including current job responsibilities, the named executive officer's individual performance and contribution to the Company, the recommendation of the Chief Executive Officer and such other factors as the Compensation Committee deemed appropriate. The base salary level for the Chief Executive Officer was determined by the Compensation Committee based upon the overall performance of the Company, peer group compensation information, current job responsibilities, an evaluation of his individual performance and such other factors as the Compensation Committee deemed appropriate.

The base salary for Mr. Hanigan was negotiated as part of his employment agreement entered into in connection with the LegacyTexas merger. The base salary and signing bonus were approved by the Board.

The Compensation Committee monitors the base salary levels and the various incentives of the named executive officers of the Company to ensure that overall compensation is consistent with the Company's objectives and remains competitive within the peer group identified above. In setting the goals and measuring a named executive officer's performance against those goals, the Company considers the performance of its competitors and general economic and market conditions. None of the factors included in the Company's strategic and business goals is assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt the Company's operations to specific business challenges and to reflect changing economic and marketplace conditions.

Incentive Compensation.  The Company’s incentive compensation program for the named executive officers, consists of three components, each of which is described below:  (1) a formulaic annual incentive bonus program, other than for Mr. Osmonov who does not participate in such program, (2) long-term equity-based incentive awards and (3) discretionary cash bonus awards.

Annual Incentive Bonus Program

The Company's annual incentive bonus program is designed to help achieve the objectives of the compensation program by rewarding the members of the Company’s executive committee, which includes the named executive officers (other than Messrs. Osmonov, Hanigan and Hollaway), for the attainment of profitable growth and stable financial and operating conditions.  The annual incentive bonus program provides for cash and short-term equity awards determined pursuant to a formulaic plan based on the Company’s achievement of pre-defined financial performance targets for the applicable year and has no subjective or discretionary component.  The annual bonus awarded to the Company's Chief Executive Officer may be an amount up to 200% of his current base salary.  The annual bonus that may be awarded to each of the Company's Chairman and Vice Chairman was increased from 150% of such officer’s current base salary to 175% of such officer’s current base salary.  Each of the three other members of the executive committee in 2019, each an Executive Vice President, was eligible for an annual bonus amount of up to 100% of his or her current base salary.

Each year, based on the recommendation of the Compensation Committee, the Board approves the percentage of the annual incentive bonus program to be paid in cash and in restricted stock.  For each of 2019, 2018 and 2017, the annual incentive bonuses were paid approximately 25% in restricted stock and approximately 75% in cash.  Generally, all of the restricted stock and approximately 90% of the cash portion of the annual incentive bonus is paid in December of the year earned, and the remaining percentage of the cash portion is paid after the Company’s independent auditors have issued their final report confirming the financial results for the year in which the annual incentive bonus was earned, but no later than March 15 of the following year.

The target performance goals and the allocation of the total eligible annual incentive bonus amount to each goal are set annually by the Compensation Committee.  For 2019, the performance goals were quantitative in nature and the Compensation Committee determined the 2019 annual incentive bonus based on achievement of those quantitative goals.

In determining the amount of the annual incentive bonus, a target performance goal is established with respect to nine performance indicators.  These indicators consist of total return, increase in earnings per share, increase in deposits, increase in assets, increase in loans, return on average equity, efficiency ratio, increase in dividends and asset quality.  Asset quality is measured by the actual net charge offs as a percentage of average loans for the twelve-month period.  A specific percentage weight of the total eligible bonus is allocated to each of these performance indicators.

Given that acquisitions are a part of the Company’s overall strategy and the Board wants to incentivize management to continue to pursue such strategy, and the large size of the LegacyTexas merger relative to prior transactions, the Compensation Committee determined and the Board approved that for the purpose of satisfying the target performance goals, the Company’s performance with respect to total return, increase in earnings per share, return on average equity and efficiency ratio should be calculated by excluding the one-time expenses related to the LegacyTexas merger.

In 2019, 15% of the total eligible bonus was allocated to each of total return, increase in earnings per share, efficiency ratio, return on average equity and asset quality, 10% was allocated to increase in dividends and 5% was allocated to each of the remaining performance indicators.  If the Company's performance reaches or exceeds the target goal with respect to a particular indicator, the named executive officer will receive a bonus for such indicator based on the amount by which actual performance exceeded the target goal as set forth below, up to the set percentage of bonus allocated to such performance indicator.

For the 2019 fiscal year, the target goals and calculation factor for each of the nine performance indicators were as follows:

Indicator	Target	Calculation Factor
Total return	8.0%	2% for each 1% above the target
Increase in earnings per share	8.0%	2% for each 1% above the target
Increase in deposits	5.0%	1% for each 1% above the target
Increase in assets	5.0%	1% for each 1% above the target
Increase in loans	5.0%	1% for each 1% above the target
Return on average equity	8.0%	2% for each 1% above the target
Efficiency ratio	55.0%	2% for each 1% below the target
Increase in dividends	7.0%	2% for each 1% above the target
Asset quality	0.5%	1% for each 0.01% below the target

If the Company's performance is greater than the target goal for efficiency ratio and asset quality or less than the target goal with respect to any other performance indicator, no incentive compensation is payable for that particular indicator.  For 2019, the annual incentive bonus earned by each eligible named executive officer was approximately 70.7% of the aggregate incentive bonus possible for such named executive officer.

Long-Term Equity-Based Incentive Compensation

In addition to the formulaic annual incentive bonus program, the Company maintains a long-term equity-based incentive compensation program for its executive officers, including the named executive officers, and other key employees, in order to attract and retain key employees and enable those persons to participate in the long-term success of the Company.  Under this component of compensation, the Company has granted both restricted stock awards and stock options to officers.  Long-term equity-based awards are discretionary and not granted on a set schedule. Historically, under this program, the Company has predominantly granted shares of restricted stock to employees with a three-year cliff vesting.

During 2019, no stock options were granted and no shares of restricted stock were awarded to the named executive officers, other than 8,919 shares granted pursuant to the annual incentive bonus program described above and 25,000 shares granted pursuant to the long-term equity-based incentive program, described above.

Discretionary Cash Bonus

The Compensation Committee determines any discretionary cash bonus award for the named executive officers annually based upon the Company’s performance and each officer’s contribution.  The Compensation Committee also may award cash bonuses to other senior officers of the Company and the Bank.

Based upon the recommendation of the Compensation Committee, the Board of Directors (other than Messrs. Zalman, Timanus, Hanigan and Collier) approved the award of discretionary cash bonuses to certain executive officers, including the named executive officers, based upon a subjective evaluation of each such officer’s performance and contribution during 2019 and the Company’s performance.  The Compensation Committee considered, among other things, the Company’s financial performance relative to its peers, the transformative nature of the LegacyTexas merger and the increase in the Company’s footprint, competitive challenges and continually changing regulatory requirements.  As a result of this review and based on the Company’s overall performance, the discretionary bonus amounts paid to Messrs. Timanus and Safady in 2019 were the same as than those paid in 2018. Mr. Zalman’s discretionary bonus increased 77%, primarily in recognition of his efforts in negotiation and completion of the LegacyTexas merger.  Additionally, for 2019, a one-time bonus was paid in November to certain executive officers of the Company, other than Mr. Zalman, in recognition of their efforts related to the LegacyTexas merger. Of the named executive officers, Mr. Timanus and Mr. Safady each received a cash bonus of $500,000.

401(k) Plan

The Company does not provide retirement benefits to its named executive officers, other than through its contributory profit sharing plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), covering substantially all employees (the “401(k) Plan”).  Under the 401(k) Plan, the Company may make matching contributions in its discretion.  In 2019, the Company matched 50% of an employee's contributions to the 401(k) Plan, including contributions by the named executive officers, up to 15% of compensation, not to exceed the annual IRS contribution limit, excluding catch‑up contributions.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits represent a small part of the Company's executive compensation program.  The named executive officers are eligible to participate in the Company's employee benefits plans, which are generally available to all Company employees.  The Compensation Committee annually reviews the perquisites and other personal benefits provided to the named executive officers and offers such benefits after consideration of the business need.  The primary perquisites provided by the Company include a car or car allowance, club memberships and payment of or an allowance for certain life and long-term disability insurance premiums.

In addition, the Company provides use of a jet aircraft to certain executive officers and directors in connection with their business travel requirements for the Company.  This service is afforded to these individuals to reduce travel time and related disruptions and to provide additional security, thereby increasing their availability, efficiency and productivity.  Infrequently, spouses and guests of certain executive officers and directors may ride along on the Company aircraft when the aircraft is already going to a specific destination for a business reason, which has a nominal incremental cost to the Company. With respect to the travel of such spouse or guest, income is imputed to the executive officer or director for income tax purposes and the individual is not provided a tax reimbursement by the Company.  On rare occasions, the aircraft may be used by the Senior Chairman and Chief Executive Officer for personal reasons.  With respect to this personal travel, income is imputed to the Senior Chairman and Chief Executive Officer for income tax purposes, and he is not provided a tax reimbursement by the Company.

Tax and Accounting Implications

Stock-Based Compensation.  The Company accounts for stock-based compensation, including options granted pursuant to the 2004 Stock Incentive Plan and restricted stock awards granted pursuant to its 2004 Stock Incentive Plan and 2012 Stock Incentive Plan, in accordance with the requirements of ASC Topic 718.

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally places a $1,000,000 limit on the amount of compensation a publicly held corporation can deduct for individual compensation to certain of its executive officers in any taxable year. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of the Company's compensation programs.  The Company believes that achieving its objectives under the compensation philosophy set forth above is more important than the benefit of tax deductibility.  The Company reserves the right to maintain flexibility in how it compensates its executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Pursuant to the Tax Cuts and Jobs Act enacted in December 2017, the exemption from the deduction limit under Section 162(m) for performance‑based compensation was repealed for tax years beginning in 2018, such that compensation paid to the Company’s covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to a written binding contract in effect on November 2, 2017 that is not subsequently modified. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) after the legislative change, including the scope of the application of the transition relief under the legislation repealing the performance-based compensation exemption from the deduction limit, no assurance can be given that any compensation originally intended to satisfy the requirements for exemption from Section 162(m) will, in fact, be fully deductible.

Nonqualified Deferred Compensation.  If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code (“Section 409A”), and such benefits do not comply with Section 409A, then the benefits are taxable in the first year in which they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional tax of 20% of the benefit includible in income.

Board Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Leah Henderson (Chairman)

Ned S. Holmes

Harrison Stafford II

Summary Compensation Table

Summary Compensation Table for the Last Three Fiscal Years Ended December 31, 2019

Name and Principal Position	Year	Salary		Bonus(2)		Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
David Zalman	2019	$997,666	(6)	$1,150,000		$338,314	$1,035,189	$199,780	$3,720,949
Senior Chairman of the Board and Chief Executive Officer	2018	973,372	(6)	650,000		2,447,751	676,888	131,337	4,879,348
	2017	927,019	(6)	650,000		169,219	507,735	134,248	2,388,221

Asylbek Osmonov	2019	248,965		125,000		337,300	—	15,221	726,486
Chief Financial Officer

David Hollaway(1)	2019	142,763		—		—	—	31,946	174,709
Former Chief Financial Officer	2018	483,217		300,000		1,197,647	259,805	38,505	2,279,174
	2017	460,117		300,000		64,955	194,881	35,918	1,055,871

H. E. Timanus, Jr.	2019	526,782	(6)	800,000		151,472	463,574	50,436	1,992,264
Chairman of the Board	2018	512,372	(6)	300,000		1,197,647	259,805	50,657	2,320,481
	2017	488,057	(6)	300,000		64,955	194,881	51,216	1,099,109

Edward Z. Safady	2019	516,855	(7)	800,000		151,400	463,308	45,570	1,977,133
Vice Chairman	2018	499,556	(7)	300,000		1,197,585	259,663	38,075	2,294,879
	2017	469,844	(7)	300,000		51,992	155,922	26,224	1,003,982

Kevin J. Hanigan	2019	164,661	(8)	1,275,000	(9)	1,424,400	—	9,500	2,873,561
President and Chief Operating Officer

(1)	Mr. Hollaway retired from his position as Chief Financial Officer effective April 1, 2019.
(2)

For each year shown, the Company awarded discretionary cash bonuses to the named executive officers for their efforts during those years in recognition of such officer’s contribution and the Company’s performance. Additionally, for 2019, a one-time bonus was paid to certain executive officers of the Company in recognition of their efforts related to completion of the LegacyTexas merger. The one-time bonus was $500,000 for each of Mr. Timanus and Mr. Safady.

(3)

Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company's 2012 Stock Incentive Plan in the fiscal years shown, which was computed in accordance with ASC Topic 718. For Messrs. Zalman, Hollaway, Timanus and Safady, for 2019 and 2017, the amount shown was awarded on December 31 of the year indicated as payment of approximately 25% of the total annual incentive bonuses awarded to the named executive officer.

(a)

For 2018, Mr. Zalman received a restricted stock award of 30,000 shares, which vest on January 16, 2021.  Of the amount shown, $225,651 was awarded on December 31, 2018 as payment of approximately 25% of the total annual incentive bonus awarded to the named executive officer.

(b)	For 2019, Mr. Osmonov received a restricted a restricted stock award of 5,000 shares, which vest on July 16, 2022.
(c)

For 2018, Messrs. Hollaway and Timanus each received a restricted stock award of 15,000 shares, which vest on January 16, 2021.  Of the amount shown, $86,597 was awarded on December 31, 2018 as payment of approximately 25% of the total annual incentive bonus awarded to the named executive officer.

(d)

For 2018, Mr. Safady received a restricted stock award of 15,000 shares, which vest on January 16, 2021.  Of the amount shown, $86,535 was awarded on December 31, 2018 as payment of approximately 25% of the total annual incentive bonus awarded to the named executive officer.

(e)	For 2019, Mr. Hanigan received a restricted stock award of 20,000 shares, which vest on November 1, 2022.

(4)

The amounts in this column represent approximately 75% of the total annual incentive bonus awarded to the named executive officer.  The remainder of the annual incentive bonus was paid to such officer in the form of restricted stock rather than cash, as shown in the “Stock Awards” column.  For each year presented, approximately 90% of the cash portion of the amount was paid in December of the year in which it was awarded and the remaining percentage was paid on or before March 15 of the following year.

(5)

The amounts in this column represent all perquisites and personal benefits and other compensation provided to the named executive officers as set forth below. The dividend amounts in this column represents the dollar value of dividends paid (as part of a dividend paid to all shareholders) on unvested restricted stock; such dividends were not factored into the grant date fair value of stock required to be reported in the Stock Awards column of the table.

(a)

For Mr. Zalman, the 2019 amount includes club membership dues of $1,613, Company matching contributions under the 401(k) Plan of $9,500, personal use of automobiles of $16,894, personal use of aircraft of $92,604 (the aggregate incremental cost to the Company), premiums paid on a life insurance policy of $24,550, an allowance of $354 for premiums paid on a long-term disability insurance policy, and $54,265 in dividend payments on unvested restricted stock awards.  The aggregate incremental cost to the Company for personal use of the Company aircraft is based on the following variable costs incurred as a result of personal flight activity: a pro rata portion of ongoing maintenance and fuel costs, co-pilot fees and any travel expenses for the pilots. It excludes non-variable costs, such as hangar rental, insurance and aircraft management services, which would have been incurred regardless of whether there was any personal use. Aggregate incremental cost, if any, of travel by the executive’s family or other guests when accompanying the executive is also included.

(b)

For Mr. Osmonov, the 2019 amount includes Company matching contributions under the 401(k) Plan of $9,500, personal use of an automobile of $1,496, premiums paid on a long-term disability insurance policy of $207 and $4,018 in dividend payments on unvested stock awards.

(c)	For Mr. Hollaway, the 2019 amount includes personal use of an automobile of $5,402 and $26,544 in dividend payments on unvested restricted stock awards.
(d)

For Mr. Timanus, the 2019 amount includes club membership dues and a social allowance of $13,335, Company matching contributions under the 401(k) Plan of $9,500, personal use of an automobile of $570, premiums paid on a long-term disability insurance policy of $487, and $26,544 in dividend payments on unvested restricted stock awards.

(e)

For Mr. Safady, the 2019 amount includes club membership dues of $4,773, Company matching contributions under the 401(k) Plan of $9,375, personal use of an automobile of $875, premiums paid on a life insurance policy of $3,810, an allowance of $354 for premiums paid on a long-term disability insurance policy, and $26,384 in dividend payments on unvested restricted stock awards.

(f)	For Mr. Hanigan, the 2019 amount includes Company matching contributions under the 401(k) Plan of $9,500.
(6)

For 2019, includes $17,070 in fees paid for service as a director of the Bank and $16,135 in fees paid for service as a director of the Company. For 2018 includes $16,605 in fees paid for service as a director of the Bank and $12,550 in fees paid for service as a director of the Company. For 2017, includes $15,915 in fees paid for service as a director of the Bank and $12,025 in fees paid for service as a director of the Company.

(7)

For 2019, includes $17,070 in fees paid for service as a director of the Bank and $6,480 in fees paid for service as an advisory director of the Company. For 2018, includes $16,605 in fees paid for service as director of the Bank. For 2017, includes $15,915 in fees paid for service as a director of the Bank.

(8)	Mr. Hanigan joined the Company on November 1, 2019 upon completion of the LegacyTexas merger. The salary amount includes $2,860 in fees paid for service as a director of the Bank.
(9)	Represents a one-time signing bonus paid to Mr. Hanigan after the effective time of the LegacyTexas merger.

Grants of Plan-Based Awards

The following table contains information concerning awards made to each eligible named executive officer under any non-equity incentive plan during the fiscal year ended December 31, 2019:

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2019

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Target(1)	Maximum(2)
David Zalman	$1,373,503	$1,941,612
Asylbek Osmonov	—	—
David Hollaway	—	—
H.E. Timanus, Jr.	615,046	869,442
Edward Z. Safady	614,708	868,964
Kevin J. Hanigan	—	—

(1)

The amount listed in the Target column represents the amount of the annual incentive bonus earned by each of the eligible named executive officers in 2019.  This amount is the sum of the amount attributable to the annual incentive bonus and included in the “Stock Awards” column and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table included above.  Approximately 90% of the cash portion of the 2019 amounts was paid in December 2019 and the remaining percentage was paid on or before March 15, 2020.  There were no thresholds included under the Company's annual incentive bonus program. Mr. Osmonov, Mr. Hollaway and Mr. Hanigan did not participate in the Company’s annual incentive bonus program in 2019.

(2)

The amount listed in the Maximum column represents the possible incentive bonus the participating named executive officers were eligible to receive pursuant to the Company's annual incentive bonus program based upon certain performance targets of the Company.  The program is discussed in greater detail above under “Compensation Discussion and Analysis—Annual Incentive Compensation.”  The dollar amount for each award has been determined and is listed in the Target column.

Outstanding Equity Awards

The following table contains information concerning the outstanding restricted stock awards for each named executive officer as of December 31, 2019.  As of December 31, 2019, no named executive officer had unexercised stock options.

Outstanding Equity Awards at December 31, 2019

Name	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(1)
David Zalman	805	(2)	$57,871
	2,415	(3)	173,614
	4,706	(4)	338,314
	30,000	(5)	2,156,700

Asylbek Osmonov	1,200	(5)	86,268
	5,000	(6)	359,450

David Hollaway	309	(2)	22,214
	927	(3)	66,642
	15,000	(5)	1,078,350

H.E. Timanus, Jr.	309	(2)	22,214
	927	(3)	66,642
	2,107	(4)	151,472
	15,000	(5)	1,078,350

Edward Z. Safady	248	(2)	17,829
	926	(3)	66,570
	2,106	(4)	151,400
	15,000	(5)	1,078,350

Kevin J. Hanigan	20,000	(7)	1,437,800

(1)	Based on the closing price of $71.89 per share of the Company's Common Stock on the NYSE on December 31, 2019.
(2)	These shares of restricted stock vested on February 15, 2020.
(3)	One-half of these shares of restricted stock vested on February 15, 2020 and the remaining one-half will vest on February 15, 2021.
(4)

One-third of these shares of restricted stock vested on February 15, 2020.  One-third of these shares of restricted stock will vest on February 15, 2021 and the remaining one-third will vest on February 15, 2022.

(5)	These shares of restricted stock will vest on January 16, 2021.
(6)	These shares of restricted stock will vest on July 16, 2022.
(7)	These shares of restricted stock will vest on November 1, 2022.

Stock Vested

The following table contains information concerning the vesting of restricted stock during the fiscal year ended December 31, 2019 for each named executive officer.  No named executive officer had any options outstanding as of December 31, 2019.

Stock Vested for the Fiscal Year Ended December 31, 2019

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
David Zalman	3,095	$230,361
Asybek Osmonov	—	—
David Hollaway	1,188	88,423
H.E. Timanus, Jr.	1,188	88,423
Edward Z. Safady	711	52,920
Kevin J. Hanigan	—	—

(1)	Calculated by multiplying the closing price of the Company’s Common Stock on the NYSE on the vesting date.

Potential Payments upon Termination or Change in Control

The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing its best interests and those of its shareholders. In this regard, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among the named executive officers, may result in the departure or distraction of the named executive officers to the Company's detriment and that of its shareholders. Accordingly, the Company's Board has taken appropriate steps to reinforce and encourage the continued attention and dedication of the Company's Senior Chairman and Chief Executive Officer and Chairman to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. Accordingly, the Company entered into employment agreements with each of David Zalman and H.E. Timanus, Jr.

The Company also entered into an employment agreement with David Hollaway, which was terminated on April 1, 2019, upon his retirement from his positions as Chief Financial Officer of the Company and the Bank.

Upon the recommendation of the Compensation Committee, on December 31, 2008, the Company entered into amended and restated employment agreements with each of Messrs. Zalman and Timanus. The agreements were amended in part to (1) provide for a lump sum payment of three times such executive officer's base salary upon a change in control (as defined in the employment agreement) whether or not there has been a termination of employment, (2) modify the definition of change in control in accordance with Section 409A and (3) implement certain other changes required to ensure continuing compliance with Section 409A.

In addition, in February 2012, the Company, upon recommendation of the Compensation Committee, entered into an amendment to the amended and restated employment agreement with Mr. Timanus.  The amendment removed the age restriction related to extensions of the term of his employment agreement, specifically with respect to the extension of the agreement beyond the year in which Mr. Timanus turns 67 years of age.

Historically, the Bank has entered into employment agreements with certain of the executive officers of a target financial institution, which then became effective upon the completion of the acquisition.  In connection with the acquisition of Liberty Bancshares, Inc. in 2004, the Bank entered into an employment agreement with Edward Z. Safady.  The employment agreement with Mr. Safady was for an initial term of one year and is automatically extended for an additional month each month thereafter, unless terminated in accordance with its terms.  In connection with the LegacyTexas merger, the Bank entered into an employment agreement with Kevin J. Hanigan. The term of Mr. Hanigan’s agreement is for three years following the effective time of the LegacyTexas merger.

Change in Control Provisions in Employment Agreements

The employment agreements with Messrs. Zalman and Timanus each provide for an initial term of three years and are automatically extended for an additional year each year thereafter, unless terminated in accordance with its terms.  The employment agreement with Messrs. Zalman provides that the term will not extend beyond the year in which Mr. Zalman turns 67 years of age.

The employment agreements provide that upon a change in control (as defined in the employment agreements), regardless of whether there has been a termination of employment, the executive will be entitled to receive from the Company a lump sum cash payment equal to three times such executive's base salary then in effect.  The change in control payments to be made under the employment agreements are subject to a limitation that the total amount of all payments to the executive that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the employment agreements.  The employment agreements do not contain post-employment non-compete restrictions.  Each of Messrs. Zalman and Timanus has the power to terminate his employment with the Company on 30 days prior written notice.

The employment agreements with Mr. Safady and Mr. Hanigan do not provide for any payments upon a change of control.

Change in Control Provisions in Equity Plans and Agreements

The named executive officers have been granted restricted stock awards pursuant to the Company’s 2012 Stock Incentive Plan.

Under the 2012 Stock Incentive Plan, in the event of a change in control (as defined in the 2012 Stock Incentive Plan), all outstanding awards will immediately become vested and exercisable or satisfiable, as applicable. As further provided in the 2012 Stock Incentive Plan, upon a change in control, the Compensation Committee, in its discretion, may take any other action with respect to outstanding awards that it deems appropriate, which action may vary among awards granted to individual holders; provided, that such action may not reduce the value of an award.

With respect to any stock options that may be granted pursuant to the 2012 Stock Incentive Plan, in the event of a change in control, the Compensation Committee may direct that one of the following occurs: (1) determine a date after which all unexercised options shall terminate, (2) cancel the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems necessary or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Payment upon Change in Control

The table below reflects the amount of compensation payable to each of the Company's named executive officers in the event of a change in control.  Upon a change in control, all outstanding restricted stock granted to each of the named executive officers pursuant to the 2012 Stock Incentive Plan will become vested and immediately exercisable.  The amounts shown below assume that a change in control occurred on December 31, 2019 (the last trading day of the year) and assume a price per share of the Common Stock equal to $71.89 based on the closing price of the Common Stock on the NYSE on December 31, 2019.  These amounts are estimates of the amounts that would have been paid to the named executive officer upon a change in control as of that date under the specified circumstances.  The actual amounts to be paid can only be determined at the time of such change in control.

Name	Salary		Acceleration and Continuation of Equity Awards(1)	Total Change in Control Benefits
David Zalman(2)	$2,912,418	(3)	$2,726,500	$5,638,918
Asylbek Osmonov	—		445,718	445,718
David Hollaway(2)	—		1,167,206	1,167,206
H.E. Timanus, Jr.(2)	1,490,472	(3)	1,318,678	2,809,150
Edward Z. Safady	—		1,314,149	1,314,149
Kevin J. Hanigan	—		1,437,800	1,437,800

(1)

Reflects the value of any unvested shares of restricted stock that would vest and become freely tradable based on the closing price of $71.89 per share of the Company’s Common Stock on the NYSE on December 31, 2019.

(2)

The payments to be made under the employment agreements to this named executive officer are subject to a limitation that the total amount of all payments to the named executive officer that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to such executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the employment agreement.

(3)	In connection with payments to be made pursuant to the employment agreements, this number reflects an amount equal to three times such executive’s annual base salary as of December 31, 2019.

Termination Provisions in Employment Agreements

Without Cause or for Good Reason.  If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company without cause (as defined in the employment agreements) or terminates his employment for good reason (as defined in the employment agreements), such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer's base salary then in effect through the date of termination, (2) any unpaid bonus through the date of termination, (3) any compensation previously deferred and not yet paid by the Company, (4) any accrued but unpaid vacation pay, (5) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (6) an amount equal to three times such executive officer's base salary then in effect, but only if such executive officer has not received a payment for a change in control.

If Mr. Safady is terminated by the Bank without cause (as defined in his employment agreement), or due to death or disability or if he terminates his employment for good reason (as defined in his employment agreement), he will be entitled to receive from the Bank a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any unpaid bonus that would accrue through the term of the agreement, (3) any accrued but unpaid vacation pay and (4) reimbursement for incurred business expenses that remain unpaid as of the date of termination. In addition, the Bank agreed to pay all premiums for continued participation in medical and dental plans, car allowance and cell phone allowance for the term of the agreement.  As a result of his termination of employment, Mr. Safady would be subject to a two-year non-solicitation period and a one-year non-compete period, for which he would receive a $150,000 lump sum payment.

If Mr. Hanigan is terminated by the Bank without cause (as defined in his employment agreement) or due to disability or if he terminates his employment for good reason (as defined in his employment agreement), he will be entitled to receive from the Bank a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the term of the agreement, (2) any accrued, but unpaid base salary, and (3) unpaid expense reimbursements through the date of termination. Additionally, the forfeiture restrictions applicable to the 20,000 shares of restricted stock Mr. Hanigan received in connection with his employment agreement will lapse on a pro rata basis at a rate of 33% for each full year of employment completed during the term of the employment agreement. In addition, as a result of his termination of employment, Mr. Hanigan would continue to be subject to the non-competition provisions of the employment agreement through the end of the term of the agreement and non-solicitation provisions of the employment agreement for the later of the end of the term of the agreement or one year following the date of his termination with the Bank.

With Cause or without Good Reason.  If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company for cause or if Mr. Zalman or Mr. Timanus, as the case may be, terminates his employment without good reason, such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate amount of (1) any unpaid portion of such executive officer's base salary then in effect through the date of termination, (2) any compensation previously deferred by such executive officer and not yet paid by the Company, (3) any accrued but unpaid vacation pay and (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company.

If Mr. Safady’s employment is terminated by the Bank for cause or if he terminates his employment without good reason, he will be entitled to receive from the Bank a lump sum cash payment equal to the aggregate of any unpaid portion of his base salary, allowances and reimbursements through the date of termination.  In addition, as a result of his termination of employment, Mr. Safady would be subject to a two-year non-solicitation period and a one-year non-compete period, for which he would receive a $150,000 lump sum payment.

If Mr. Hanigan’s employment is terminated by the Bank for cause or if he terminates his employment without good reason, he will be entitled to receive from the Bank a lump sum cash payment equal to the aggregate of any accrued, but unpaid, portion of his base salary and expense reimbursements through the date of termination.  In addition, as a result of his termination of employment, Mr. Hanigan would continue to be subject to the non-competition provisions of the employment agreement through the end of the term of the agreement and the non-solicitation provisions of the employment agreement for the later of the end of the term of the agreement or one year following the date of his termination with the Bank.

Upon Death or Disability.  If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company by reason of death or disability, such executive officer (or his legal representative) will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer's base salary then in effect through the date of death or disability, (2) any compensation previously deferred and not yet paid by the Company, (3) any accrued but unpaid vacation pay, (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (5) an amount equal to three times such executive officer's base salary then in effect, but only if such executive officer has not received a payment for a change in control.

If Mr. Safady is terminated by the Bank by reason of death or disability, he will be entitled to receive from the Bank a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any unpaid bonus that would accrue through the term of the agreement, (3) any accrued but unpaid vacation pay and (4) reimbursement for incurred business expenses that remain unpaid as of the date of termination. In addition, the Bank agreed to pay all premiums for continued participation in medical and dental plans, car allowance and cell phone allowance for the term of the agreement.  In addition, if his employment is terminated by the Bank for disability, Mr. Safady would be subject to a two-year non-solicitation period and a one-year non-compete period, for which he would receive a $150,000 lump sum payment.

If Mr. Hanigan’s employment is terminated by reason of disability, he will be entitled to receive from the Bank a lump sum cash payment equal to the aggregate of any accrued, but unpaid, portion of his base salary and expense reimbursements through the date of termination.  In addition, as a result of his termination of employment, Mr. Hanigan would continue to be subject to the non-competition provisions of the employment agreement through the end of the term of the agreement and the non-solicitation provisions of the employment agreement for the later of the end of the term of the agreement or one year following the date of his termination with the Bank. If Mr.

Hanigan’s employment is terminated due to death, Mr. Hanigan’s estate will be entitled to receive from the Bank, the accrued, but unpaid, portions of his base salary and expense reimbursements.

Termination Provisions in Incentive Plans and Agreements

For all restricted stock awards granted under the Incentive Plans, the individual award agreements between the Company and the awardee provide that if an awardee ceases to be a director, officer or employee of the Company or the Bank, as the case may be, for any reason other than as a result of death or disability, the restricted shares subject to the award will be forfeit.  If the awardee’s service to the Company or the Bank is terminated because of death or disability, to the extent the restricted shares are subject to forfeiture restrictions on the date of such termination, the forfeiture restrictions will lapse.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of David Zalman, the Company’s Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all of the Company’s employees, as well as to determine the annual total compensation of the Company’s median employee and the Chief Executive Officer, the Company took the following steps:

•

We determined that, as of December 31, 2019, the Company’s full-time and part-time employee population consisted of 3,115 individuals, (including the Chief Executive Officer, but excluding 806 employees acquired in the LegacyTexas merger that was effective November 1, 2019) and all of these individuals were located in the United States.

•

To identify the “median employee” (other than the Chief Executive Officer), we compared the compensation amounts from the Company’s payroll records as reported to the Internal Revenue Service on Form W-2 for 2019. In making this determination, we did not annualize the compensation of full or part-time employees who were hired in 2019, but did not work for the Company for the entire fiscal year. Further, in accordance with SEC rules we did not make full-time equivalent adjustments to the Company’s 274 part-time employees.

•

Once we identified the median employee, we combined all of the elements of such employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K resulting in annual total compensation of our median employee of $36,631.

•

To determine the annual total compensation of the Chief Executive Officer, we used the amount reported in the “Total” column of the Summary Compensation Table appearing on page 30, which was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Total compensation for the Chief Executive Officer in 2019, calculated using the methodology described above, was $3,720,949.  Based on this information, for 2019, the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees is 102 to 1.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

The information disclosed in this section was developed and is provided solely to comply with specific, legal requirements. The Company does not use any of this information in managing the Company. The Company does not believe this information provides shareholders with a useful mechanism for evaluating management's effectiveness, operating results, or business prospects, nor for comparing the Company with any other company in any meaningful respect.

Compensation Committee Interlocks and Insider Participation

During 2019, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Company's Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company's Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee, which included Leah Henderson, Ned S. Holmes and Harrison Stafford II, (a) was an officer or employee of the Company or any of its subsidiaries in 2019, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under “Certain Relationships and Related Party Transactions.”

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company's Board, the Company's Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board has determined that each Audit Committee member is independent in accordance with the listing standards of the NYSE and in Section 10A of the Exchange Act and that each of Ned S. Holmes, Jack Lord and Harrison Stafford II has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Audit Committee reviewed and discussed the Company's audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company's independent registered public accounting firm, Deloitte & Touche LLP, which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee met regularly with Deloitte & Touche LLP and the Company's internal audit staff, with and without management present, to discuss the results of their audits, management's assessment of the Company's internal control over financial reporting, Deloitte & Touche LLP's opinion regarding the effectiveness of the Company's internal control over financial reporting as of December 31, 2019, and the overall quality of the Company's financial reporting. The Audit Committee also reviewed Management's Report on Internal Control Over Financial Reporting contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC, as well as Deloitte & Touche LLP's Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K related to its audits of (1) the Company's consolidated financial statements and (2) the effectiveness of internal control over financial reporting.

The Audit Committee discussed with Deloitte & Touche LLP the matters that are required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has concluded that Deloitte & Touche LLP did not provide any prohibited non-audit services to the Company and its affiliates, which is compatible with maintaining Deloitte & Touche LLP's independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, the Audit Committee approved the inclusion of the Company's audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Deloitte & Touche LLP and the Board concurred in such recommendation.

The Audit Committee

Harrison Stafford II (Chairman)

Jack Lord

Ned S. Holmes

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2019 and 2018 by Deloitte & Touche LLP:

	2019	2018
Audit fees(1)	$1,545,733	$1,056,288
Audit-related fees(2)	54,500	54,060
Tax fees	—	—
All other fees	—	—

(1)

Includes fees billed for professional services rendered in connection with the audit and quarterly reviews of the Company's consolidated financial statements, assistance with securities filings other than periodic reports and the audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(2)

Consists of fees billed for professional services rendered in connection with the audit of the Company’s consolidated financial statements and the Company’s participation in the U.S. Department of Housing and Urban Development (HUD) program in accordance with Governmental Auditing Standards and the HUD Handbook.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company's independent registered public accounting firm.  Pre-approval of such services is required unless a “de minimis” exception is met.  To qualify for the “de minimis” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.  All fees in the table above were approved in accordance with this policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company and the Bank have adopted a Related Party Transactions Policy. Pursuant to that policy, the Governance Committee, or the Chairman of the Governance Committee, acting as its authorized delegate, reviews all transactions with any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, director nominee, executive officer, beneficial owner of more than 5% of any class of the Company's voting securities or any immediate family member(s) of the foregoing persons, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has more than a 5% beneficial ownership interest (each a “related party”) for potential conflicts of interest.

Any related party transaction is reported to the legal department and may be consummated or may continue only if the Governance Committee, or its Chairman, approves or ratifies such transaction.  The Governance Committee, or its Chairman, must consider all of the relevant factors, including the benefits to the Company; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; the terms available to unrelated third parties or to employees generally; and whether the related party transaction is, overall, in or not inconsistent with the best interests of the Company.

Many of the directors and executive officers of the Company and the Bank and their associates are customers of the Bank.  During 2019, the Bank made loans in the ordinary course of business to many of the directors and executive officers of the Company and the Bank and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectability or present other unfavorable features.  Loans to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company satisfy the foregoing standards.  As of December 31, 2019, all of such loans aggregated $4.2 million, which was approximately 0.15% of the Company's Tier 1 capital at such date.  The Company expects the Bank to have such transactions or transactions on a similar basis with the directors and executive officers of the Company and the Bank and certain significant shareholders of the Company and their associates in the future.

Cullen Zalman, the son of David Zalman, is employed by the Bank as a Vice President of Corporate and Banking Activities, a non-executive position.  The total value of his annual compensation, including base salary, bonus and equity awards, exceeds $120,000.  Cullen Zalman’s compensation and other benefits were consistent with the Bank’s compensation practices applicable to other similarly situated employees.  The Governance Committee reviewed and approved this employment arrangement pursuant to the Bank’s Related Party Transactions Policy.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of March 2, 2020, by (1) directors, director nominees and executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors, director nominees and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)
Principal Shareholders
The Vanguard Group, Inc.	8,970,890	(2)	9.47%
BlackRock, Inc.	8,524,165	(3)	9.00%

Directors and Executive Officers
James A. Bouligny	328,237		*
W.R. Collier	244,389	(4)	*
J. Mays Davenport	62,860	(5)	*
Robert J. Dowdell	22,061	(6)	*
George A. Fisk	99,436	(7)	*
Kevin J. Hanigan	163,874	(8)	*
Leah Henderson	17,532	(9)	*
Randy Hester	190,894	(10)	*
David Hollaway	172,958	(11)	*
Ned S. Holmes	380,608	(12)	*
Bruce W. Hunt	41,428	(13)	*
Jack Lord	25,125		*
William T. Luedke IV	14,809		*
Perry Mueller, Jr., D.D.S.	241,852	(14)	*
Asylbek Osmonov	6,200		*
Charlotte M. Rasche	36,054	(15)	*
Edward Safady	119,214	(16)	*
Harrison Stafford II	299,649	(17)	*
Robert Steelhammer	134,950	(18)	*
H. E. Timanus, Jr.	417,204	(19)	*
David Zalman	780,703	(20)	*
Directors, Director Nominees and Executive Officers as a Group (16 persons)	3,800,037		4.01%

*	Indicates ownership which does not exceed 1.0%.
(1)

The percentage beneficially owned was calculated based on 94,743,519 shares of Common Stock outstanding as of March 2, 2020. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days of March 2, 2020.

(2)

The address for the shareholder is 100 Vanguard Blvd., Malvern, PA 19355. The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with SEC on February 12, 2020 by The Vanguard Group, Inc. Includes shares beneficially owned by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Based on the information contained in the filing, The Vanguard Group has sole voting power with respect to 49,379 shares, shared voting power with respect to 19,521 shares, sole dispositive power with respect to 8,914,771 shares, shared dispositive power with respect to 56,119 shares, and beneficially owns 8,970,890 shares.

(3)

The address for the shareholder is 55 East 52nd Street, New York, NY 10055. The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc.  Includes shares held by each of BlackRock (Netherlands) B.V., BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Investment Management, LLC; BlackRock Life Limited; and BlackRock Advisors (UK) Limited.  Based on the information contained in the filing, BlackRock, Inc. has sole voting power with respect to 8,166,633 shares, sole dispositive power with respect to 8,524,165 shares, and beneficially owns 8,524,165 shares.  Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Common Stock.

(4)

Includes 23,664 shares held by The Collier Foundation, for which Mr. Collier serves as President; 3,127 shares held by Mr. Collier as Trustee of the Separate Trust for R.G. Collier as Established by the Robert F. Collier Asset Trust Agreement; 470 shares held by Caprock Acres, Inc., for which Mr. Collier serves as President; 4,547 shares held by Mr. Collier’s spouse; and 811 shares held by an individual retirement account for Mr. Collier’s spouse.

(5)	Includes 1,174 shares awarded and held in the LegacyTexas Employee Stock Ownership Plan and 6,920 shares held in a children’s trust for which Mr. Davenport is the trustee.
(6)	Includes 5,038 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Dowdell.
(7)	Includes 100 shares held by Mr. Fisk as custodian.
(8)	Includes 3,033 shares awarded and held in the LegacyTexas Emploee Stock Ownership Plan.
(9)

Includes 10,038 shares held of record in the Leah Boomer Huffmeister Henderson Trust, over which Ms. Henderson has voting power, and 5,369 shares held by the Kellie Huffmeister Trust, of which Ms. Henderson is the trustee.

(10)	Includes 53,129 shares held of record by the Company's 401(k) Plan as custodian for Mr. Hester and 23,104 shares held of record by the Company's 401(k) Plan as custodian for Mr. Hester's spouse.
(11)	Includes 3,013 shares held of record by the Company's 401(k) Plan as custodian for Mr. Hollaway's spouse.
(12)

Includes 2,000 shares held of record by Mr. Holmes’ spouse; 70,070 shares held of record by HF Properties, Ltd. of which Mr. Holmes is managing partner; 117,298 shares held of record by the Ned S. Holmes Profit Sharing Plan; 3,720 shares held by an exempt trust, of which Mr. Holmes is the trustee; 17,870 shares held of record by a trust for the benefit of Mr. Holmes' daughter, of which Mr. Holmes is trustee; 48,500 shares held of record by a trust for the benefit of Mr. Holmes' daughter, of which Mr. Holmes is trustee; and 8,820 shares held of record by the Downie 1998 Children's Trust, of which Mr. Holmes is trustee.

(13)	Includes 583 shares held of record by Mr. Hunt’s spouse.
(14)

Includes 156,888 shares held of record by an IRA account; 72,698 shares held of record in a special trust, of which Dr. Mueller is the trustee; and 3,541 shares held of record by Dr. Mueller's wife. Dr. Mueller expressly disclaims beneficial ownership of the 3,541 shares held of record by his spouse.

(15)	Includes 4,811 shares held of record by the Company’s 401(k) Plan as custodian for Ms. Rasche.
(16)	Includes 5,744 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Safady and 87,906 shares held of record by Edward Safady, LTD, with which Mr. Safady is associated.
(17)

Includes 186,106 shares held of record by the Harrison Stafford Investment Partnership, of which Mr. Stafford is general partner; 5,706 shares held of record by Dixie II Investments Ltd., of which Mr. Stafford is general partner; and 3,200 shares held of record by Mr. Stafford’s wife. Of the shares beneficially owned by Mr. Stafford, 56,800 shares are pledged as collateral.

(18)

Includes 820 shares held of record by the Steelhammer & Miller, P.C. 401(k) plan for the benefit of Mr. Steelhammer. Of the shares beneficially owned by Mr. Steelhammer, 131,005 shares are pledged as collateral.

(19)	Includes 266,260 shares held of record by Dooley Investments, Ltd., of which Mr. Timanus and his wife are the general partners.
(20)

Includes 17,703 shares held of record by Mr. Zalman as custodian for his children and 200,000 shares held of record by the David and Vicki Jo Zalman 2006 Children’s Trust, of which Daniel Zalman, Mr. Zalman’s brother, serves as trustee. Mr. Zalman disclaims beneficial ownership of the shares held in the Children’s Trust and including them in this table is not an admission that Mr. Zalman is the beneficial owner of these shares for any purpose.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC.  Such persons are required by the SEC's regulations to furnish the Company with copies of all Section 16 forms they file.

Based solely on the Company's review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% shareholders were complied with during the year ended December 31, 2019.

ITEM 2.

PROPOSAL TO APPROVE THE PROSPERITY BANCSHARES, INC.

2020 STOCK INCENTIVE PLAN

On March 3, 2020, the Board approved the Prosperity Bancshares, Inc. 2020 Stock Incentive Plan, subject to shareholder approval at the Meeting.

The following summary of the material features of the 2020 Plan is qualified in its entirety by reference to the full text of the 2020 Plan, which is attached to this Proxy Statement as Appendix A.

Purpose of the Plan

The Company believes that it has been able to attract highly qualified personnel in part through the use of stock incentives and that it is desirable to have the continued flexibility to attract additional personnel, if needed, and to retain and reward exceptional performance by employees through additional stock incentives. As of December 31, 2019, awards to acquire 519,625 shares of Common Stock were outstanding and only 383,875 shares of Common Stock remained available for grant under the Prosperity Bancshares 2012 Stock Incentive Plan. Accordingly, the Board approved the 2020 Plan as a continuing source of employee incentives. The Board believes that a share reserve of 2,500,000 shares will enable the Company to continue to provide the necessary incentives to its employees and directors. Once shareholders have approved the 2020 Plan, the Company does not plan to make any further awards pursuant to the 2012 Plan.

Administration

Except as otherwise determined by the Board of Directors of the Company, the 2020 Plan will be administered by two or more directors who are “non-employee” directors within the meaning of Rule 16b-3 as promulgated under the Exchange Act (the “Committee”). Subject to the provisions of the 2020 Plan, the Committee has the authority to:

•	interpret the 2020 Plan, and apply its provisions and reconcile any inconsistency, correct any defect and supply any omission in the plan or an award agreement;
•	promulgate, amend or rescind rules and regulations relating to the 2020 Plan;
•	authorize any person to execute, on the Company’s behalf, any instrument required to carry out the purposes of the 2020 Plan;
•	delegate its authority to one or more officers of the Company with respect to awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;
•	determine who constitute employees, directors and consultants for purposes of the 2020 Plan;
•	determine what types of awards are to be granted to a particular participant, when such awards are to be granted, and the applicable grant date;

•	select the persons to whom awards are to be granted;
•	determine the number of shares of Common Stock to be made subject to each award;
•	determine whether each option is to be an incentive stock option or a nonqualified stock option under the 2020 Plan;
•	prescribe the terms and conditions, not inconsistent with the terms of the 2020 Plan or applicable law, of awards;
•

determine such performance measures as may be used to establish performance goals and performance periods with respect to any award and the types of awards to which such measures, goals and performance periods may apply;

•	amend any outstanding award, or the term of any outstanding award, subject to applicable restrictions;
•	determine the duration and purpose of leaves of absences which may be granted to a participant without constituting termination of their employment for purposes of the 2020 Plan;
•	make decisions with respect to outstanding awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and
•	exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the 2020 Plan.

The Committee will have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the 2020 Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the 2020 Plan.

All decisions, interpretations and other actions of the Committee will be final and binding on the Company and awardees, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

The Committee generally will be indemnified by the Company against the reasonable expenses, including reasonable attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any award granted under the Plan, and against all amounts paid by the Committee in settlement thereof or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it may be adjudged in such action, suit or proceeding that the Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful.

Eligibility

Incentive stock options, as defined in the Section 422(b) of the Internal Revenue Code, may be granted only to employees of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Internal Revenue Code. Awards other than incentive stock options, as defined in the Section 422(b) of the Internal Revenue Code, may be granted to all employees, directors or consultants of the Company or its affiliates.

Types of Awards

The 2020 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted stock and restricted stock units. Any award under the 2020 Plan may be subject to such performance measures, performance goals and performance periods as determined by the Committee.

A summary of each type of award is as follows:

Stock Options. A stock option confers upon the awardee the right to purchase a certain number of shares of Common Stock at an established exercise price. The Committee may authorize the grant of options that are either incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code, or options that do not constitute incentive stock options (“nonqualified stock options”).

The exercise price of each ISO and nonqualified stock option granted under the 2020 Plan will be determined by the Committee, except that the exercise price may not be less than the fair market value of a share of Common Stock on the date the option is granted, subject to adjustment pursuant to the 2020 Plan. Nevertheless, an option may be granted with a lower exercise price if the option is granted pursuant to an assumption or substitution for another option in a manner satisfying Sections 424(a) and 409A of the Internal Revenue Code, as applicable. Each option is exercisable for a period not to exceed ten years. For each option, the Committee will establish (1) the term of the option, (2) the time or period of time in which the option will vest, (3) the form of payment upon exercise of the option and (4) the treatment of the option upon the awardee’s termination of employment or cessation of service.

Except as otherwise provided in the Internal Revenue Code or applicable regulations, to the extent that the aggregate fair market value (determined in the manner prescribed by the 2020 Plan on the date of grant) of the Common Stock with respect to which ISOs become exercisable for the first time by any holder during any calendar year under all plans of the Company and its affiliates exceeds $100,000, the ISOs will be treated as nonqualified stock options. Any ISO granted to a holder of 10% or more of the Common Stock must (1) have an exercise price of at least 110% of the fair market value of the Common Stock subject to the option on the date of grant and (2) must not be exercisable after five years from the date of the grant.

Unless otherwise provided in the award agreement, upon termination of employment or cessation of service (i) other than for death, disability or cause, the awardee may exercise the then-vested portion of the option for up to three months, (ii) due to disability, the awardee may exercise the then-vested portion of the option for up to 12 months, and (iii) due to death, the person receiving the awardee’s option by bequest or inheritance (or the awardee’s estate) may exercise the option for up to 12 months.  Upon termination of employment or cessation of service for cause, the option will immediately cease to be exercisable, including with respect to the vested portion.

Stock Appreciation Rights. A stock appreciation right (“SAR”) gives the awardee a right to receive, upon exercise, the excess of (1) the fair market value of one share of Common Stock on the date of exercise over (2) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR, which must not be less than the fair market value of one share of Common Stock on the date of grant. The Committee will determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, rules pertaining to termination of employment or cessation of service, and any other terms and conditions of any SAR. The settlement of SARs may be payable in either cash, Common Stock or a combination thereof. Each SAR agreement will specify the treatment of the exercisability of the SAR upon the awardee’s termination of employment or cessation of services.

Restricted Awards. A restricted award is an award of stock (“restricted stock”) or hypothetical shares of stock (“restricted stock units”) having a value equal to the fair market value of an identical number of shares of Common Stock, in either case which may provide that the restricted award will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period as the Committee may determine. The Committee has complete discretion to determine the number, conditions (including performance based components) and vesting or issuance of the restricted awards.

A grant of shares of restricted stock is subject to the terms and restrictions of its restricted stock agreement, and possibly to an escrow agreement if the Committee determines that such restricted stock should be held by the Company or in escrow pending the release of the applicable restrictions. The Committee may require the awardee to execute and deliver to the Company an escrow agreement and the appropriate blank stock power. If an awardee fails to execute the restricted stock agreement, and if applicable, an escrow agreement and stock power, the restricted award will be null and void. Subject to certain restrictions, awardees will generally have the rights, including voting rights, as holders of Common Stock. The Committee has discretion to pay cash and stock dividends with respect to the restricted stock currently or to withhold the payment for the awardee’s account, with interest paid on terms subject to the discretion of the Committee. Any withheld amounts will be in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value equal to the amount of dividends upon the release of the restrictions; however, if such shares are forfeited, the awardee will have no rights to dividends.

Restricted stock awarded to an awardee will be subject to the following restrictions until their expiration, satisfaction of applicable performance goals during such period, and the restricted stock agreement’s other terms and conditions: (1) if an escrow arrangement is used, the awardee will not be entitled to delivery of the stock certificate; (2) the shares will be subject to the restrictions on transferability set forth in the restricted stock agreement; (3) the shares will be subject to forfeiture to the extent provided in the restricted stock agreement; and (4) to the extent such shares are forfeited, the stock certificates must be returned to the Company, and all rights of the awardee to the shares will terminate without further obligation on the part of the Company.

A grant of an award of a restricted stock unit is subject to the terms and restrictions of its restricted stock unit agreement. No shares of stock are issued at the time of the grant, the awardee does not have any of the rights of a shareholder of the Company with respect to the restricted stock units, and the Company is not required to set aside a fund for the payment of the award. At the discretion of the Company and subject to the restricted stock unit agreement, each unit may be credited with cash distributions and stock dividends with respect to one share of stock (“dividend equivalents”), which may be paid currently or withheld for the awardee’s account, with interest paid on terms subject to the discretion of the Committee. These dividend equivalents may be distributed in cash or, at the discretion of Committee, in stock with a fair market value equal to the amount of the dividend equivalent plus any earnings upon settlement. However, if the restricted stock unit is forfeited, the awardee will have no rights to dividends equivalents.

Restricted stock units will be subject to (1) the restricted stock agreement’s terms and conditions and (2) forfeiture until the expiration of the restrictions applicable to the award and satisfaction of any applicable performance goals during such period, to the extent provided in the restricted stock unit agreement. Rights of the awardee will terminate to the extent restricted stock units are forfeited, without further obligation on the part of the Company.

Generally, upon the expiration of the restrictions with respect to any outstanding restricted stock units, the Company will deliver to the awardee one share of stock for each such outstanding restricted stock unit (“vested unit”), cash equal to any dividend equivalents credited to the vested unit plus interest or, at the discretion of the Committee, shares of stock having a fair market value equal to the dividend equivalents’ interest, if any. However, if the restricted stock unit agreement explicitly allows it, the Committee may, in its sole discretion, elect to pay cash or a combination of cash and shares of stock instead of delivering only shares for vested units. If a cash payment is made instead of delivering shares of stock, the amount of the payment will be equal to the aggregate fair market value of the shares as of the date on which the restrictions lapsed with respect to such vested unit.  Also, the Committee may grant restricted stock units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an award agreement.

At the time of the award of the restricted award, the Committee may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the termination of employment or cessation of service of the awardee prior to the lapse of the restrictions on the restricted stock or restricted stock unit. The Committee may determine, among other terms, the amount and form of any payment for the shares of Common Stock received pursuant to the restricted award, however, if no such determination is made, an awardee must pay only to the extent required by law.

Minimum Vesting

Awards granted under the 2020 Plan shall be subject to a minimum vesting period of one year; provided, however, that (i) the Committee may provide for acceleration of vesting of all or a portion of an award in the event of a awardee’s death or disability, or upon the occurrence of a change in control of the Company, in any case, during the one year period following the grant of the award; and (ii) the Committee may provide for the grant of awards to awardees without a minimum vesting period, but only with respect to awards for no more than an aggregate of 5%

of the total shares available for grant under the 2020 Plan.  Notwithstanding the foregoing, the Committee may provide for the acceleration of vesting of all or a portion of any award for any reason after the one-year anniversary of the grant of the award.

Amendment and Termination

The Board may amend or terminate the 2020 Plan at any time. Except in connection with adjustments to awards upon changes in the outstanding Common Stock of the Company or certain changes in the capital structure of the Company, or as otherwise provided in the following sentence, no amendment will be effective unless approved by the Company’s shareholders to the extent shareholder approval is necessary to satisfy any applicable laws.  Nevertheless, the Board may amend the 2020 Plan in any respect that the Board deems necessary or advisable to provide the awardees with the maximum benefits under the Internal Revenue Code and its regulations relating to the nonqualified deferred compensation provisions of Section 409A or to bring the 2020 Plan and the awards granted under the 2020 Plan into compliance with Section 409A.

The Committee may amend the terms of any one or more awards, provided that it may not make any amendment which would impair the rights of the awardee without such awardee’s consent, unless the 2020 Plan provides otherwise.

Effect of Certain Changes in Common Stock

In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the 2020 Plan and any award agreements, the exercise price of options and strike price of SARs, the maximum number of shares of Common Stock subject to all awards available under the 2020 Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of such award.

Effect of Change in Control

Upon the occurrence of a change in control (as defined in the 2020 Plan), the Committee may take one or more of the following actions as it deems appropriate with respect to outstanding awards: (1) accelerate the vesting of any outstanding award, (2) provide a cash payment for any outstanding award and/or (3) provide that any outstanding award may be assumed or substituted by an entity that acquires control of the Company.

More specifically, the Committee, in its sole discretion, may accelerate the vesting date of any outstanding award, the payout of such awards, or both, provided that such action does not conflict with any provision contained in an award agreement unless that provision is amended in accordance with the 2020 Plan.

The Committee, in its sole discretion, may also determine that, upon the occurrence of a change in control, (1) all or a portion of certain outstanding awards will terminate within a specified number of days after notice to the holders, (2) each holder of an award will receive an amount equal to the value of the award on the date of the change in control, which with respect to each share of Common Stock subject to an option or SAR will be an amount equal to the excess of fair market value of a share of Common Stock, as determined under the 2020 Plan, immediately prior to the occurrence of the change in control (the “Change in Control Value”) over the exercise price of such option or over the strike price of such SAR, as applicable, and/or (3) options for which the exercise price equals or exceeds the Change in Control Value and SARs for which the strike price equals or exceeds the Change in Control Value may be cancelled for no consideration. Such amount may be payable in cash, in one or more kinds of property (including the property, if any, payable to shareholders of the Company in the change in control transaction) or in a combination thereof, as the Committee, in its sole discretion, may determine.

Notwithstanding anything contained in the 2020 Plan to the contrary, the Committee may, in its sole discretion, provide that an award may be assumed by any entity that acquires control of the Company or may be substituted by a similar award under such entity’s compensation plans.

Federal Income Tax Effects of Participation in the 2020 Plan

Options. The federal income tax consequences both to the awardee and the Company of options granted under the 2020 Plan differ depending on whether an option is an ISO or a nonqualified stock option.

Nonqualified Stock Options. Generally, no federal income tax is imposed on the awardee upon the grant of a nonqualified stock option. Generally, upon the exercise of a nonqualified stock option, the awardee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an awardee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the awardee.

Incentive Stock Options. No federal income tax is imposed on the awardee upon the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the awardee’s alternative minimum tax liability, if any. If the awardee does not dispose of shares acquired pursuant to the exercise of an ISO within two years from the date the option was granted or within one year after the shares were transferred to him, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an awardee disposes of shares acquired pursuant to his exercise of an ISO prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the awardee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Stock Appreciation Rights. Generally, no federal income tax is imposed on the awardee upon the grant of an SAR. When the awardee exercises the SAR or otherwise receives the payout, the awardee recognizes ordinary income for federal income tax purposes in an amount equal the cash and/or the fair market value of Common Stock payable upon such exercise. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Restricted Stock. No federal income tax is imposed on an awardee at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the awardee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of restricted stock over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, an awardee receiving restricted stock can elect to include the excess of the fair market value of the restricted stock over the amount (if any) paid for such stock, in income at the time of grant by making an appropriate election under Section 83(b) of the Internal Revenue Code within 30 days after the restricted stock is issued to the awardee. Subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the awardee disposes of the stock. However, if an awardee files such an election and the restricted stock is subsequently forfeited, the awardee is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. If an election under Section 83(b) of the Internal Revenue Code is timely made, dividends paid with respect to restricted stock are taxed as dividends.  Absent such an election, dividends paid with respect to restricted stock are taxed as ordinary income. At the time the awardee recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Restricted Stock Units. No federal income tax is imposed upon the grant of a restricted stock unit. Instead, upon the delivery of shares or cash pursuant to a restricted stock unit award, the awardee will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the awardee actually receives with respect to the award. At the time the awardee recognizes ordinary income with respect to a restricted stock award, the Company will be entitled to a corresponding deduction.  Dividend equivalents are taxed as ordinary income.

Other Provisions of the 2020 Plan

The 2020 Plan also contains additional provisions regarding, but not limited to, compliance with Section 409A of the Internal Revenue Code, indemnification of members of the Committee or Board of Directors for action or inaction related to the 2020 Plan and the Company’s rights to recover clawbacks of amounts paid to individuals under the 2020 Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2020 Plan, as it will only take effect upon shareholder approval. The Company has not approved any awards under the 2020 Plan that are conditioned upon shareholder approval of the 2020 Plan and is not currently considering any specific award grants under the 2020 Plan. In addition, the Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2020 Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2020 Plan is approved by the Company’s shareholders.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2019, the Company had restricted stock issued under its 2012 stock incentive plan, which was approved by the Company’s shareholders. The following table provides information as of December 31, 2019 regarding the Company’s equity compensation plans under which the Company’s equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	383,875	(1)
Equity compensation plans not approved by security holders	—	—	—
	—	$—	383,875

(1)	All of these awards are available under the Company’s 2012 Stock Incentive Plan. The Company’s other stock award plans have expired, and no new awards may be issued thereunder.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 2020 STOCK INCENTIVE PLAN.

ITEM 3.

PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As required by the charter of the Audit Committee, the Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.  Deloitte & Touche LLP has served as the Company's independent registered public accounting firm continuously for over ten years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP.  The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.  Representatives of Deloitte & Touche LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2020 fiscal year is not required by the Company's Bylaws, state law or otherwise.  However, the Board is submitting the appointment of Deloitte & Touche LLP to the Company's shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2020 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

ITEM 4.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers.

The Company urges shareholders to read the section titled “Executive Compensation and Other Matters — Compensation Discussion and Analysis” beginning on page 23 of this Proxy Statement, which describes in more detail how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 30-38, which provide detailed information on the compensation of the Company's named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving its goals and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, the Company is asking its shareholders to vote on the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosures.”

This advisory vote, commonly referred to as a “Say-On-Pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2021 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a‑8 of the Exchange Act to be presented at the Company's 2021 Annual Meeting of Shareholders and included in the Company's proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company's principal executive offices no later than November 19, 2020, unless the date of the Company’s 2020 Annual Meeting of Shareholders is changed by more than 30 days from April 21, 2021 (the one-year anniversary date of the 2020 Annual Meeting), in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials. Shareholder proposals should be submitted to the Secretary of the Company at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027. Shareholder proposals must conform to and set forth the specific information required by Rule 14a-8 of the Exchange Act.

In addition, the Company's Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted.  For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company's offices not less than 120 days in advance of the first anniversary of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders.  Such notice to the Company must also provide certain information set forth in the Company's Bylaws.  A copy of the Company's Bylaws may be obtained upon written request to the Secretary of the Company.

COSTS OF PROXY SOLICITATION

The solicitation is made on behalf of the Board.  The Company will pay all of the costs of soliciting shareholder proxies.  The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our Common Stock.  Without receiving additional compensation, officers and employees of the Company may solicit proxies personally, by telephone, fax or email from shareholders if proxies are not promptly received.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, to any shareholder upon written request to Investor Relations, Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the year ended December 31, 2019, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting.  However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting.  Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

David Zalman
Senior Chairman of the Board

APPENDIX A

PROSPERITY BANCSHARES, INC. 2020 STOCK INCENTIVE PLAN

1.Purpose; Eligibility.

1.1.General Purpose.  The name of this plan is the Prosperity Bancshares, Inc. 2020 Stock Incentive Plan (the “Plan”).  The purposes of the Plan are to (a) enable Prosperity Bancshares, Inc., a Texas corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2.Eligible Award Recipients.  The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

1.3.Available Awards.  Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Nonqualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, and (e) Other Equity-Based Awards.

2.Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Award, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan, which may, in the discretion of the Company, be transmitted electronically to any Participant.  Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Change in Control” means the occurrence of any of the following events:

(i) a merger, reorganization or consolidation of the Company with any corporation or other entity, other than a merger, reorganization or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, reorganization or consolidation;

(ii) a “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires all or substantially all of the assets of the Company, other than an acquisition by an Affiliate;

(iii) a “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than (A) an employee benefit plan of the Company or of an Affiliate or a trustee or other fiduciary holding securities under any such employee benefit plan, (B) an Affiliate, or (C) any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of equity securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting equity securities;

(iv) a change in the composition of the Board during any twelve (12) consecutive month period the result of which is that a majority of the Directors are not Incumbent Directors; or

(v) the consummation of the dissolution or liquidation of the Company.

Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to (and not otherwise exempt from) Section 409A of the Code and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Section 409A of the Code, payment of such Award may occur upon a “Change in Control” only to the extent that the event constitutes both a “Change in Control” as defined above and a “change in control event” as defined in Treasury Regulation 1.409A-3(i)(5).

“Change in Control Value” has the meaning set forth in Section 12.2.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.  Any reference to a section of the Code shall be deemed to include a reference to any regulations and administrative guidance promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $1.00 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Prosperity Bancshares, Inc., a Texas corporation, and any successor thereto.

“Consultant” means any individual or entity which provides bona fide services to the Company or an Affiliate, other than as an Employee or Director, and which may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to (and not otherwise exempt from) Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code.  For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service.  The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Deferred Stock Units” has the meaning set forth in Section 7.2(w)(ii).

“Director” means a member of the Board.

“Disability” means, unless an applicable Award Agreement provides otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.7 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code.  The determination of whether an individual has a Disability shall be determined under procedures established by the Committee.  Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.7 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 14.12.

“Effective Date” shall mean the date as of which this Plan is adopted by the Board.

“Employee” means any person employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code.  Mere service as a Director or payment of a Director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price as specified in the applicable Award Agreement at which a share of Common Stock may be purchased upon the exercise of an Option.

“Fair Market Value” means, as of the applicable date, the value of the Common Stock as determined below.  If the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing price of a share of Common Stock as quoted on such exchange or system on the day of determination (or, if no such sales were reported on such date, the closing price on the date immediately preceding such date), as reported in the Wall Street Journal or such other source as the Committee deems reliable.  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.  Notwithstanding anything herein to the contrary, for purposes of establishing the Exercise Price of Options and the Strike Price of Stock Appreciation Rights, the determination of Fair Market Value in all cases shall be in accordance with Section 409A of the Code.

“Fiscal Year” means the Company’s fiscal year.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” means individuals who are Directors on the Effective Date, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted, in either case, pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit, that is granted under Section 7.3, and that is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Nonqualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Plan” means this Prosperity Bancshares, Inc. 2020 Stock Incentive Plan, as amended and/or amended and restated from time to time.

“Restricted Award” means any Award granted pursuant to Section 7.2(v).

“Restricted Period” has the meaning set forth in Section 7.2(v).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Strike Price” means the value assigned to a Stock Appreciation Right in the applicable Award Agreement.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash (or equivalent value in shares of Common Stock) equal to the number of shares of Common Stock exercised pursuant to the Stock Appreciation Right multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the Strike Price of the Stock Appreciation Right.

“Stock for Stock Exchange” has the meaning set forth in Section 6.3.

“Substitute Award” has the meaning set forth in Section 4.5.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

“Vested Unit” has the meaning set forth in Section 7.2(z).

3.Administration.

3.1.Authority of Committee.  The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board.  Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)to construe and interpret the Plan and apply its provisions;

(b)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e)to determine who constitute Employees, Directors and Consultants;

(f)to determine what types of Awards are to be granted under the Plan to a particular Participant, when such Awards are to be granted under the Plan, and the applicable Grant Date;

(g)from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(h)to determine the number of shares of Common Stock to be made subject to each Award;

(i)to determine whether each Option is to be an Incentive Stock Option or a Nonqualified Stock Option;

(j)to prescribe the terms and conditions of each Award, including, without limitation, the Exercise Price or Strike Price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(k)to determine such performance measures as may be used to establish  performance goals and performance period(s) with respect to any Award and the types of Awards to which such measures, goals and performance periods may apply;

(l)to amend any outstanding Awards, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent;

(m)to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(n)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(o)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under (including any Award Agreement), the Plan; and

(p)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that, except as provided in Sections 6.2 or 11, the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or the Strike Price of outstanding Stock Appreciation Rights or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Options, Stock Appreciation Rights or other Awards with an Exercise Price or Strike Price that is less than the Exercise Price or Strike Price of the original Options or Stock Appreciation Rights without shareholder approval.

3.2.Committee Decisions Final.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3.Delegation.  The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  The members of the Committee shall be appointed by and serve at the pleasure of the Board.  From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee.  The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board.   Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4.Committee Composition.  Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors.  The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3.  However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors.  Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.  Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5.Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including reasonable attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.Shares Subject to the Plan; Limitations.

4.1.Subject to adjustment in accordance with Section 11, there shall be available for Awards under this Plan an aggregate number of shares of Common Stock equal to 2,500,000 (two million five hundred thousand) (such number, the “Total Share Reserve”).  While Awards remaining outstanding, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2.Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3.Subject to adjustment in accordance with Section 11, a number of shares of Common Stock equal to 2,500,000 (two million five hundred thousand) may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4.Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan.  Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, or (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation.

4.5.Awards granted to a Participant under the Plan shall be subject to a minimum vesting period of one year (for purposes of the vesting of Awards granted to Non-Employee Directors, the approximately one-year period from one regular annual meeting of the shareholders of the Company to the immediately following regular annual meeting of the shareholders of the Company shall be considered one year); provided, however, that (i) the Committee may provide for acceleration of vesting of all or a portion of an Award in the event of a Participant’s death or Disability, or upon the occurrence of a Change in Control, in any case, during the one year period following the grant of the Award; and (ii) the Committee may provide for the grant of Awards to Participants without a minimum vesting period, but only with respect to Awards for no more than an aggregate of five percent (5%) of the Total Share Reserve, provided that any Award that provides for vesting of a portion thereof during the one year period following the grant and for vesting of the remainder thereof after one year shall count against such five percent (5%) only with respect to such portion of the Award as vests during the one year period following the grant.  Notwithstanding the foregoing, the Committee may provide for the acceleration of vesting of all or a portion of any Award for any reason after the one-year anniversary of the grant of the Award.

4.6.Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit.  Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

5.Eligibility for Specific Awards.  Incentive Stock Options may be granted only to Employees.  Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.

6.Option Provisions.  Each Option granted under the Plan shall be evidenced by an Award Agreement.  Each Option granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.  All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.

Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1.Term.  Subject to the provisions of Section 6.10 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.  The term of a Nonqualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Nonqualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2.Exercise Price of an Option.  Subject to the provisions of Section 6.10 regarding Ten Percent Shareholders, the Exercise Price of each Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date.  Notwithstanding the foregoing, an Option may be granted with an Exercise Price lower than that set forth in the immediately preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A or 424(a) of the Code, as applicable.

6.3.Consideration.  The Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check acceptable to the Company at the time the Option is exercised or (b) in the sole discretion of the Committee, upon such terms as the Committee shall approve, under the following methods: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) by a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee.  Unless otherwise specifically provided in the Option, the Exercise Price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time, if any, required to avoid a charge to earnings for financial accounting purposes).  Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.4.Transferability of an Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  A Nonqualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement.  If the Nonqualified Stock Option does not provide for transferability, then the Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, an Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.5.Vesting of Options.  Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.  The vesting provisions of individual Options may vary.  No Option may be exercised for a fraction of a share of Common Stock.  Subject to Section 4.7, the Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.6.Termination of Continuous Service.  Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.7.Disability of Optionholder.  Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.8.Death of Optionholder.  Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement.  If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.9.Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

6.10.Ten Percent Shareholders.  A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

7.Provisions of Awards Other Than Options.

7.1.Stock Appreciation Rights.

(q)General.  Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement.  Each Stock Appreciation Right granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(r)Term of Stock Appreciation Rights.  The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(s)Vesting of Stock Appreciation Rights.  Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate.  The vesting provisions of individual Stock Appreciation Rights may vary.  No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock.  The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

(t)Exercise and Payment.  Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the Strike Price specified in the Stock Appreciation Right.  Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise.  Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

(u)Strike Price.  The Strike Price of a Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right.

7.2.Restricted Awards.

(v)General.  A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine.  Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement.  Each Restricted Award granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(w)Restricted Stock and Restricted Stock Units.

(i)Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock.  If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement, and (C) such other documents as the Company determines are necessary or advisable to effectuate such actions.  If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement, stock power, and other applicable documents, the Award shall be null and void ab initio.  Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, unless set forth otherwise in the applicable Award Agreement, cash and stock dividends with respect to the Restricted Stock shall be paid to the Participant with respect to Restricted Stock at the same time such dividends are paid to shareholders of the Company.  If cash dividends or stock dividends are withheld by the Committee and made subject to the vesting of the underlying share of Restricted Stock, such dividends (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement.  No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.  The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”).  At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with notional amounts equal to cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”).  Unless otherwise set forth in the applicable Award Agreement, Dividend Equivalents with respect to Restricted Stock Units shall be paid to the Participant with respect to Restricted Stock Units at the same time dividends are paid to shareholders of the Company.  If Dividend Equivalents are withheld by the Committee and made subject to the vesting and/or settlement of the underlying Restricted Stock Unit, such Dividend Equivalents (and earnings thereon) shall be credited to a bookkeeping account for the benefit of the Participant and shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(x)Restrictions.

(i)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)Subject to the terms of the Plan, including Section 4.7, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

(y)Restricted Period.  With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.  No Restricted Award may be granted or settled for a fraction of a share of Common Stock.  Subject to Section 4.7, the Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(z)Delivery of Restricted Stock and Settlement of Restricted Stock Units.  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(x) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement.  If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.  Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(w)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units.  If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

(aa)Stock Restrictions.  Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3.Other Equity-Based Awards.  The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion.  Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.

8.Securities Law Compliance.  No shares of Common Stock shall be purchased or sold under an Award unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.  The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.Use of Proceeds from Stock.  Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.Miscellaneous.

10.1.Acceleration of Exercisability and Vesting.  Subject to Section 4.5 of the Plan, the Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2.Shareholder Rights.  Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3.No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee or engagement of a Consultant, in either case, with or without notice and with or without cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4.Transfer; Approved Leave of Absence.  For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5.Withholding Obligations.  To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company. Notwithstanding the foregoing, with respect to a Participant subject to Rule 16b-3, such tax withholding may be effected by withholding, selling or receiving Common Stock or other property and making cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee (which for these purposes shall be comprised of two or more “nonemployee directors” within the meaning of Rule 16b-3(b)(3) or the full Board and which such discretion may not be delegated to management) in a manner that complies with the specificity requirements of Rule 16b-3.

11.Adjustments Upon Changes in Stock.  In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the Exercise Price of Options and Strike Price of Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award.  In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code.  Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.Effect of Change in Control.

12.1.Accelerated Vesting. Notwithstanding any other provision of this Plan to the contrary, upon the occurrence of a Change in Control, the Committee, in its sole discretion, may take such actions as it deems appropriate with respect to outstanding Awards, including, without limitation, accelerating the vesting date and/or payout of such Awards; provided, however, that such action shall not conflict with any provision contained in an Award Agreement unless such provision is amended in accordance with Section 13.

12.2.Cashout. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control, (i) all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, (ii) each holder of an Award shall receive an amount equal to the value of such Award on the date of the Change in Control, which with respect to each share of Common Stock subject to an Option or Stock Appreciation Right shall be an amount equal to the excess of the Fair Market Value of a share of Common Stock immediately prior to the occurrence of such Change in Control (such Fair Market Value, the “Change in Control Value”) over the Exercise Price of such Option or over the Strike Price of such Stock Appreciation Right, as applicable, and/or (iii) Options for which the Exercise Price equals or exceeds the Change in Control Value and Stock Appreciation Rights for which the Strike Price equals or exceeds the Change in Control Value may be cancelled for no consideration.  Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable to shareholders of the Company in the Change in Control transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.

12.3.Assumption or Substitution of Awards. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity that acquires control of the Company or may be substituted by a similar award under such entity’s compensation plans.

13.Amendment of the Plan and Awards.

13.1.Amendment of Plan.  The Board at any time, and from time to time, may amend or terminate the Plan.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws.  At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2.Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

13.3.Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4.No Impairment of Rights.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5.Amendment of Awards.  The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.General Provisions.

14.1.Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award.  Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2.Clawback.  Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”).  In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy.  By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

14.3.No Repricing. Notwithstanding anything in the Plan to the contrary, without shareholder approval, except as otherwise permitted under Section 11 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any Stock Appreciation Right; (ii) the Committee may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right (with a lower Exercise Price or Strike Price) or other Award or cash payment; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14.4.Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.5.Sub-plans.  The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards.  Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable.  All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.6.Unfunded Plan.  The Plan shall be unfunded.  Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.7.Delivery.  Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter.  Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

14.8.No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan.  The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.9.Other Provisions.  The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

14.10.Section 409A.  The Plan, the Awards and Award Agreements are intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan, the Awards and Award Agreements shall be interpreted and administered to be in compliance therewith.  Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).  For purposes of Section 409A of the Code, each payment in a series of installments shall be considered a separate payment.

14.11.No Guarantee of Tax Consequences.  None of the Company, its Affiliates, the Board, the Committee or any officer, employee, agent or representative of any of the foregoing makes any commitment or guarantee with respect to the Plan or any Award granted hereunder that any particular tax treatment will (or will not) apply with respect to any Participant (or any party claiming through or on behalf of any Participant), including any tax consequences under Section 409A of the Code, or assumes and liability or responsibility with respect thereto.

14.12.Disqualifying Dispositions.  Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall immediately advise the Company in writing as to the occurrence of the sale, the date thereof and the price realized upon the sale of such shares of Common Stock.

14.13.Section 16.  It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act.  Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.14.Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death.  Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

14.15.Expenses.  The costs of administering the Plan shall be paid by the Company.

14.16.Severability.  If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.17.Plan Headings.  The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.18.Non-Uniform Treatment.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards.  Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15.Effective Date of Plan.  The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.Termination or Suspension of the Plan.  The Plan shall terminate automatically on the tenth anniversary of the Effective Date.  No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date.  The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17.Choice of Law.  The law of the State of Texas shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

01 - Kevin J. Hanigan (Class I) 04 - Harrison Stafford II (Class I) 02 - William T. Luedke IV (Class I) 03 - Perry Mueller, Jr. (Class I) For Withhold For Withhold For Withhold 1 U P X 05 - Bruce W. Hunt (Class II) 06 - George A. Fisk (Class III) Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 037V9D + + Proposals — This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1, 2, 3 and 4 unless otherwise indicated. A 2. Approval of the Prosperity Bancshares, Inc. 2020 Stock Incentive Plan. 3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020. 1. Election of four (4) Class I directors to serve on the Board of Directors of the Company until the Company’s 2023 annual meeting of shareholders, one (1) Class II director to serve on the Board of Directors of the Company until the Company’s 2021 annual meeting of shareholders and one (1) Class III director to serve on the Board of Directors of the Company until the Company’s 2022 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal. For Against Abstain MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59pm, Central Time, on April 20, 2020. Online , Go to www.investorvote.com/PB or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PB 2020 Annual Meeting Proxy Card 123456789012345 • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals—This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1, 2, 3 and 4 unless otherwise indicated. A 1. Election of four (4) Class I directors to serve on the Board of Directors of the Company until the Company’s 2023 annual meeting of shareholders, one (1) Class II director to serve on the Board of Directors of the Company until the Company’s 2021 annual meeting of shareholders and one (1) Class III director to serve on the Board of Directors of the Company until the Company’s 2022 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal. For Withhold For Withhold For Withhold 01 -Kevin J. Hanigan (Class I) 02 -William T. Luedke IV (Class I) 03 -Perry Mueller, Jr. (Class I) 04 -Harrison Stafford II (Class I) 05 -Bruce W. Hunt (Class II) 06 -George A. Fisk (Class III) + For Against Abstain For Against Abstain 2. Approval of the Prosperity Bancshares, Inc. 2020 Stock 3. Ratification of the appointment of Deloitte & Touche LLP as the Incentive Plan. independent registered public accounting firm of the Company for the year ending December 31, 2020. 4. Advisory approval of the compensation of the Company’s named executive officers (“Say-On-Pay”). Authorized Signatures—This section must be completed for your vote to count. Please date and sign below. B Please sign your name exactly as it appears hereon. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 4 4 9 0 9 3 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM + 037V9D

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PB • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Prosperity Bancshares, Inc. + 2020 Annual Meeting of Shareholders to be held on Tuesday, April 21, 2020 This Proxy is Solicited on Behalf of the Board of Directors The 2020 Annual Meeting of Shareholders of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 21, 2020, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2020 Annual Meeting of Shareholders and Proxy Statement dated March 18, 2020 accompanying this proxy. The undersigned shareholder hereby appoints David Zalman and H.E. Timanus, Jr., and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”) owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2020 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws. This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein, (2) FOR the proposal to approve the Prosperity Bancshares, Inc. 2020 Stock Incentive Plan, (3) FOR the ratification of appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020 and (4) FOR the non-binding proposal to approve the compensation of the Company’s named executive officers. This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1, 2, 3 and 4 unless otherwise indicated. (Items to be voted appear on reverse side) Non-Voting Items C Change of Address — Please print new address below. Comments — Please print your comments below. +